UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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GALENA BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Table of Contents

Introductory Page	3
Letter to Stockholders	4
Notice of Annual Meeting of Stockholders	5
Voting Information	6
Proxy Summary	7
Key Messages From the Compensation Committee	9
PROPOSAL 1: Election of Directors	10
PROPOSAL 2: Authorized Shares	22
PROPOSAL 3: Incentive Plan	24
PROPOSAL 4: Advisory Vote on Executive Compensation	30
Compensation Discussion and Analysis	31
PROPOSAL 5: Accounting Firm	45
Stockholder Proposals	47
Other Matters	47
Questions and Answers	48
Annex A: Certificate of Amendment to Amended and Restated Certificate of Incorporation of Galena Biopharma, Inc.	54
Annex B: Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan	55

Who We Are

A biopharmaceutical company developing and commercializing innovative, targeted oncology therapeutics that address major medical needs across the full spectrum of cancer care.

What We Have

Rich clinical development pipeline complemented by a growing commercial franchise.

Why We're Here

Committed to building value for patients. Collectively, Galena's clinical and commercial strategy focuses on identifying and advancing therapeutic opportunities to improve cancer care, from direct treatment of the disease to the reduction of its debilitating side-effects.

Committed to building value for stockholders. We are focused on allocating our resources to create long-term returns.

April 30, 2015

Dear Galena Biopharma Stockholder,

It is my pleasure to invite you to attend Galena Biopharma’s 2015 Annual Meeting of Stockholders. The meeting will be held at The Westin San Francisco Airport on Friday, June 19, 2015 at 9:00 a.m. Pacific Daylight Time. Please see the Notice of Annual Meeting on the following page for additional information.

Enclosed or accessible online are our Notice of Annual Meeting, Proxy Statement, and Annual Report to our stockholders for your review.

Your vote is extremely important to us. Even if you plan to attend the 2015 Annual Meeting, we urge you to return your proxy card or to vote right away via telephone or the internet to ensure your votes are properly counted. Further details on voting procedures can be found in the Proxy Statement.

On behalf of our entire Board of Directors, we thank you for your continued support.

Sincerely,

Mark W. Schwartz, Ph.D.

President & Chief Executive Officer

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Notice of Annual Meeting of Stockholders

DATE: Friday, June 19, 2015    TIME: 9:00 a.m. (Pacific Daylight Time)

LOCATION: The Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, CA 94030

Items of Business

We are holding the Annual Meeting for the following purposes, which are described in more detail in our Proxy Statement:

•	To elect three directors to serve until the 2018 annual meeting of stockholders;

•	To approve an increase in our authorized common stock;

•	To approve an increase in the shares available under our 2007 Incentive Plan;

•	To approve, by non-binding vote, the compensation of our named executive officers;

•	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for 2015; and,

•	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Record Date:

Only those stockholders of record at the close of business on April 29, 2015 are entitled to notice of and to vote at the Annual Meeting, either in person or by proxy.

There are several ways to vote. Whatever method you choose, voting in advance of the Annual Meeting will ensure that your shares will be voted as you direct, even if you do not attend the Annual Meeting. Voting instructions are detailed on the following page and are included on the proxy card enclosed with our Proxy Statement.

Materials:

Enclosed are our Proxy Statement and our Annual Report that includes our Form 10-K for 2014. These materials are first being mailed to our stockholders on or about May 7, 2015. These materials are also available under the Investors section of our website: www.galenabiopharma.com.

By order of the Board of Directors,

Margaret A. Kivinski, P.E., Esq.

Corporate Secretary

April 30, 2015

If you plan to attend the Annual Meeting, Galena representatives will be onsite to assist with registration for the event. You must bring proof of your identity to the Annual Meeting. If your shares are registered in the name of a bank, broker, or other holder of record, please bring both a photo ID and documentation of your stock ownership as of April 29, 2015 (such as a brokerage statement).

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Voting Information

As a stockholder, it is very important that you vote. Please carefully review this Proxy Statement and follow the instructions below to cast your vote on all of the proposals.

Voter Eligibility

Only those stockholders of record at the close of business on April 29, 2015 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting for any purpose germane to the Annual Meeting.

How to Vote

Even if you plan to attend the 2015 Annual Meeting, please vote right away using one of the following advance voting methods that are also detailed on the Notice of Internet Availability you received. Make sure to have your proxy card in hand and follow the instructions.

By Internet If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Telephone You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

By Mail You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

All stockholders of record may vote in person at the 2015 Annual Meeting of Stockholders. Beneficial owners may vote in person at the meeting if they have a legal proxy (see details on page 50)

Electronic Document Delivery

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2014 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet, as described on the proxy card. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2014 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding our 2014 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2014.

Stockholders are being asked to vote on the following matters:	Our Board of Directors’ Recommendation

Proposal 1: Election of Directors	FOR Each Director Nominee
The Nominating and Governance Committee and the Board of Directors believe that the three director nominees possess the necessary qualifications to provide effective oversight of the business and counsel to our company’s management.

Proposal 2: Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase Our Authorized Common Stock	FOR

Our Board of Directors has determined that it is in our best interest, and in the best interest of our stockholders, to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock. These additional shares of common stock could be used in a number of ways to improve the overall value of our company, including potential strategic transactions, the acquisition of new assets, our equity compensation program or future financings.

Proposal 3: Approval of Amendment to 2007 Incentive Plan	FOR

Our Compensation Committee and our Board of Directors believe that stock options and other stock-based incentive awards can play an important role in our success. These incentives are given to the employees, officers, directors and other key persons upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business. These incentives provide these individuals with a proprietary interest in our company, and our Board anticipates that this direct stake in the future outcome of our company will assure a closer identification of the interests of these individuals with those of our stockholders.

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Stockholders are being asked to vote on the following matters:	Our Board of Directors’ Recommendation

Proposal 4: Advisory Vote on Executive Compensation	FOR

We are asking our stockholders to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Our Audit Committee and our Board of Directors believe that the appointment of Moss Adams to serve as our independent registered public accounting firm is in the best interests of our company and its stockholders. Moss Adams currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2014, and has served as our auditors since May 2013. As a matter of good corporate governance, we are asking stockholders to ratify such appointment.

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Key Message From the Compensation Committee

Committee Members:    William L. Ashton, CHAIRMAN    |    Richard Chin, M.D.    |    Steven A. Kriegsman

During 2014, the Compensation Committee was restructured, starting with the designation of William L. Ashton as the Chairman of the Committee. With the establishment of the new Committee and the appointment of a new President and Chief Executive Officer, and as a matter of good corporate governance, the Committee retained an outside expert compensation firm, Radford, in November 2014. Radford (an Aon Hewitt Company) was hired to assess our employee and non-employee director compensation practices and provide an objective analysis and recommendations on a course of action for our compensation programs moving forward.

Radford is the market leader in providing compensation surveys and advice to companies in the technology and life sciences sectors, supporting firms at every stage of development from emerging start-ups to established multi-nationals. They work with more than 350 firms annually to design compensation programs for boards of directors, executive officers and broad-based employees. Radford’s detailed analysis and resulting recommendations were accepted by our Compensation Committee and Board of Directors and are being used as guidelines for our compensation programs starting in January 2015, which we believe has enhanced our compensation program.

The two primary principles underlying our compensation programs are that (1) we should pay for performance, and (2) our compensation should be in line with our peers. This is essential in maintaining and attracting the highest caliber employees, as well as ensuring we are maximizing our resources to maintain stockholder value. As such, the current focus for the Compensation Committee is to have both the compensation for the Board of Directors and our executive officers be in approximately the 50th percentile in terms of cash and equity compensation when compared to those biopharmaceutical companies that we consider to be our peers.

Highlights of the Changes in our Compensation Plan

Objectives & Process

•	Reviewed our current compensation levels and compared to Radford’s industry standard methodology

•	Reviewed and updated our peer group companies, based on a range of company and business metrics

•	Reviewed detailed competitive assessments versus the market and our peer groups with regard to:

•	Cash Compensation

•	Equity Compensation

•	Vesting Features

•	Institutional Stockholder Services (“ISS”) Guidelines

•	Obtained and implemented recommendations from Radford, directors and other sources to modify our compensation program

Accomplishments

•	Updated and confirmed our peer group of companies

•	Used new peer group companies to evaluate all of our cash and equity compensation programs

•	Established benchmarks with respect to both short- and long-term incentive compensation programs for all employees and non-employee directors

•	Implemented all employee programs in January 2015 with a plan to evaluate all compensation on an annual basis

Further detail on our programs can be found in the Compensation Discussion and Analysis section of this Proxy Statement

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Proposal 1 – Election of Directors

Our Board of Directors currently is comprised of eight members divided into two classes of three directors each and one class of two directors. Each director serves for a term ending on the date of the third annual meeting following the annual meeting at which he was elected and until his successor is duly elected and qualified. The terms and members of each class of directors are as follows:

•	Class II directors whose term expires at the Annual Meeting in 2015: Mark W. Schwartz, Ph.D., Irving M. Einhorn and Stephen S. Galliker;

•	Class III directors whose term expires at the date of the Annual Meeting in 2016: Sanford J. Hillsberg and Steven A. Kriegsman; and

•	Class I directors whose term expires at the date of the Annual Meeting in 2017: William L. Ashton, Richard Chin, M.D. and Rudolph Nisi, M.D.

The following is information concerning Dr. Schwartz, Mr. Einhorn and Mr. Galliker, the nominees for election as directors at the Annual Meeting, as well as the directors whose terms of office will continue after the Annual Meeting.

Current Nominees

We believe that Dr. Schwartz, Mr. Einhorn and Mr. Galliker will be available and able to serve as directors. In the event that any of them are unable or unwilling to serve, our Board of Directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Dr. Schwartz and Mr. Dunlap can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

Class II – Term Expiring at the Current Annual Meeting

MARK W. SCHWARTZ PH.D. was appointed as a director on September 16, 2014. Dr. Schwartz brings more than 30 years of experience in the biotechnology and life science industry and was appointed President and Chief Executive Officer in August 2014. Previously, he was Galena’s Executive Vice President and Chief Operating Officer following Galena’s 2011 acquisition of Apthera, Inc. where he served as the company’s President and Chief Executive Officer. Dr. Schwartz also serves on the board of Targazyme, Inc., and on the faculty of the Masters of Biotechnology Program at San Jose State University. Prior to Apthera, Dr. Schwartz served for five years as President and Chief Executive Officer of Bayhill Therapeutics, a company developing an innovative DNA vaccine platform for the treatment of autoimmune diseases where he completed a successful partnership with Genentech for the development of the company’s Type 1 diabetes vaccine. He had also served as President and Chief Executive Officer of Calyx Therapeutics, which expanded significantly, and completed key Phase 1 and Phase 2 international clinical trials of novel anti-inflammatory compounds during his tenure. Earlier in his career, Dr. Schwartz held a range of positions in research and development, marketing, sales, business development and executive management at Trega BioSciences, Incyte Genomics, Synteni, Tripos Inc., Applied Biosystems and DuPont Diagnostics. Dr. Schwartz received a Bachelor of Arts in Chemistry from Grinnell College, and a Ph.D. in Biochemistry from Arizona State University.

Our Board of Directors believes that Dr. Schwartz is highly qualified to serve as a member of the board because of Dr. Schwartz’s scientific background and education, his experience in research and development, sales, business development and because of his leadership experience, including as Chief Executive Officer, in a number of pharmaceutical and biotechnology companies.

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IRVING M. EINHORN was appointed as a director on March 14, 2014. Mr. Einhorn started his career in 1972 as a SEC Staff attorney. He rose to increasingly more responsible positions culminating in his appointment as Regional Administrator of the Commission’s Los Angeles Regional Office where he was responsible for overseeing in excess of 100 staff members whose function was to implement the SEC’s regulatory and law enforcement mandates principally in the Western United States. Subsequent to leaving the SEC in 1989, Mr. Einhorn has engaged in the private practice of law focused exclusively on federal, state and self-regulatory organization securities enforcement and securities compliance matters.

Our Board of Directors believes that Mr. Einhorn is highly qualified to serve as a member of the Board because of Mr. Einhorn’s unique experience in SEC enforcement, SEC regulation, SEC compliance, and SEC disclosure requirements based on 17 years of service as an SEC attorney and over 40 years of experience as an attorney whose practice has been devoted exclusively to securities related compliance and enforcement matters.

STEPHEN GALLIKER, CPA has served as a director since 2007. Mr. Galliker served as the Chief Financial Officer of Kindred Biosciences, Inc., a public biopharmaceutical company, from September 10, 2013 to August 2014. Mr. Galliker served as the Executive Vice President, Finance and Administration, and Chief Financial Officer of Dyax Corp., a biopharmaceutical company focused on advancing novel biotherapeutics for unmet medical needs, from 1999 until his retirement in July 2008. From 1996 to 1999, Mr. Galliker was the Chief Financial Officer of Excel Switching Corporation, a developer and manufacturer of open switching platforms for telecommunications networks, and was Excel’s Vice President, Finance and Administration from 1997 to 1999. Mr. Galliker was also a director of Osteotech, Inc., a formerly public medical device company, until its merger into Medtronic, Inc. in November 2010. Mr. Galliker received a B.S. from Georgetown University and an M.B.A. from the University of Chicago, and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

Our Board of Directors believes that Mr. Galliker is highly qualified to serve as a member of the Board because of Mr. Galliker’s extensive experience as the Chief Financial Officer of pharmaceutical companies and as a director of a medical device company as well as his expertise in auditing and financial and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Vote Required

The three nominees receiving the greatest number of affirmative votes cast, known as “plurality vote,” will be elected.

Continuing Directors

The following is a description of the directors in Class II and Class III, whose terms of office will continue after the Annual Meeting.

Class III – Term Expiring at the 2016 Annual Meeting

SANFORD J. HILLSBERG, J.D. has served as the Chairman of our Board of Directors since 2007. Mr. Hillsberg has been an attorney with TroyGould PC since 1976 and is a member of the firm’s Management Committee. Mr. Hillsberg has served as a director since September 2013 of Lion Biotechnologies, Inc., a cancer immunotherapy research and development company. Mr. Hillsberg was a founder and until December 2007, served as a director and Secretary of ImmunoCellular Therapeutics, Ltd., a publicly-held clinical-stage biotechnology company focused on developing immune-based therapies to treat cancer, and its predecessor company since February 2004. Mr. Hillsberg served as a director and Secretary of Duska Therapeutics, Inc., a publicly-held biopharmaceutical company, and its predecessor company from 1999 until January 2006. He previously served as a director and Vice President of Medco Research, Inc., a then publicly-held pharmaceutical company. Mr. Hillsberg is a member of the Board of Governors of Cedars-Sinai Medical Center and has also previously served as a Commissioner of the Quality and Productivity Commission of the City of Los Angeles. Mr. Hillsberg holds a B.A. degree from the University of Pennsylvania and a J.D. degree from Harvard Law School.

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Our Board of Directors believes that Mr. Hillsberg is highly qualified to serve as a member of the Board because of Mr. Hillsberg’s extensive prior experience in founding and serving on the boards of a number of pharmaceutical and biotech companies as well as his expertise in legal and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

STEVEN A. KRIEGSMAN has served as a director since 2006. Mr. Kriegsman has been CytRx’s Chairman, President and Chief Executive Officer since October 2014. Previously he served as President and Chief Executive Officer. Mr. Kriegsman also serves on the Board of Directors of Catasys, Inc. He previously served as Director and Chairman of Global Genomics from June 2000 until 2002. Mr. Kriegsman is an inactive Chairman and Founder of Kriegsman Capital Group LLC, a financial advisory firm specializing in the development of alternative sources of equity capital for emerging growth companies in the healthcare industry. During his career, he has advised such companies as SuperGen Inc., Closure Medical Corporation, Novoste Corporation, Miravant Medical Technologies, and Maxim Pharmaceuticals. In the past five years, Mr. Kriegsman has also served on the Board of Directors of Bradley Pharmaceuticals, Inc. and Hythiam, Inc. Mr. Kriegsman has a B.S. degree with honors from New York University in Accounting and completed the Executive Program in Mergers and Acquisitions at New York University, The Management Institute. Mr. Kriegsman is a graduate of the Stanford Law School Directors’ College. Mr. Kriegsman was formerly a Certified Public Accountant with KPMG in New York City.

Our Board of Directors believes that Mr. Kriegsman is highly qualified to serve as a member of the Board because of Mr. Kriegsman’s experience as the Chief Executive Officer of a pharmaceutical company and as a director of a number of pharmaceutical companies, his experience as an investment banker for pharmaceutical and biotechnology companies, and his expertise in financial and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

Class I – Term Expiring at the 2017 Annual Meeting

WILLIAM L. ASHTON was appointed as a director on April 26, 2013. Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm, since the beginning of 2013. Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy from 2005 to 2008 and was the Senior Vice President of External Affairs and an Assistant Professor at University of the Sciences in Philadelphia, Pennsylvania. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including Vice President of U.S. Sales and Vice President of Commercial and Government Affairs. Mr. Ashton currently serves on the boards of Sucampo Pharmaceuticals, Inc., a publicly-held global pharmaceutical company, Recro Pharmaceuticals, a publicly-held global pharmaceutical company, the National Osteoporosis Foundation, the Academy of Notre Dame, Loyola University, and the Friends of the National Library of Medicine at the National Institutes of Health,. Mr. Ashton holds a B.S., Education, from the California University of Pennsylvania and an M.A., Education, from the University of Pittsburgh.

Our Board of Directors believes that Mr. Ashton is highly qualified to serve as a member of the Board because of Mr. Ashton’s leadership experience and judgment, his extensive sales and marketing experience in the pharmaceutical industry, and his prior experience as a director of a number of pharmaceutical and biotechnology companies.

RICHARD CHIN, M.D. has served as a director since 2009. Dr. Chin is a physician with extensive expertise in drug and biologics development. He has overseen multiple investigational new drug applications and new drug applications/biologic license applications, and has authored several textbooks on clinical trial medicine. Currently, Dr. Chin is the President and Chief Executive Officer and director of Kindred Biosciences, Inc., a publicly traded biopharmaceutical company. From October 2008 until December 2011, he was Chief Executive Officer of OneWorld Health, a Bill and Melinda Gates Foundation-funded nonprofit organization engaged in developing drugs for neglected diseases. From July 2006 until October 2008, Dr. Chin was President and Chief Executive

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Officer of Oxigene, a biotechnology company. From June 2004 to July 2006, he served at Elan Pharmaceuticals, initially as Senior Vice President of Medical Affairs, and then as Senior Vice President of Global Development. From March 1999 to June 2004, Dr. Chin served in various roles at Genentech, Inc., now a Division of Roche Group, culminating in his last position as the Head of Clinical Research for Biotherapeutics Unit, overseeing clinical development of all Genentech non-oncology products. Dr. Chin currently serves as an adjunct professor at the University of California at San Francisco. He also currently serves on the board of ImmunoCellular Therapeutics Ltd. Dr. Chin received his M.D. from Harvard University and also holds a law degree from Oxford University, where he studied as a Rhodes Scholar.

Our Board of Directors believes that Dr. Chin is highly qualified to serve as a member of the Board because of Dr. Chin’s expertise with drug development, his experience as both an executive and director of public drug development companies, and his scientific and academic qualifications.

RUDOLPH NISI, M.D. has served as a director since January 2009. Dr. Nisi has held various positions at New York Westchester Square Medical Center (NYWSMC). Before his retirement in 2011, Dr. Nisi served on the Active Staff in Internal Medicine/Cardiology since 1963, was Director of Medicine since 1975, Chief of Cardiology since 1975, Chairman of Medical Critical Care Unit since 1975, President of the Medical Board from 1977 to 1978, Chairman of the Board of Trustees since 1983, Chairman of the ER Committee since 1984, Vice-President of Medical Affairs since 1993, and he retired as Chairman of the Board of Directors at NYWSMC. Dr. Nisi has also served as an Attending Physician at New York Hospital, a Clinical Assistant Professor of Medicine at Cornell University Medical College, and as Assistant Dean at Weill Medical College of Cornell University. Dr. Nisi served on the boards of Touchtone HMO, New York Presbyterian Hospital, Medco Research Inc. as the Chairman of the Board, and has served as a director of Tempra Technology, Inc., a thermal research and development company, since 1997. Dr. Nisi holds a B.S. degree from Fordham University and a Doctor of Medicine degree from the University of Rome Medical School in Rome, Italy. He is a fellow in the American College of Cardiology and is also a graduate of the Directors’ college at Stanford University.

Our Board of Directors believes that Dr. Nisi is highly qualified to serve as a member of the Board because of Dr. Nisi’s prior experience as a practicing physician, his numerous senior management positions within healthcare organizations, his experience as a director of pharmaceutical and biotechnology companies, and his medical and academic qualifications.

Meetings of the Board of Directors and Committees

Our Board of Directors has a standing Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee, as well as a Strategy Committee. The functions of each of the committees are described on the following pages. During 2014, our Board of Directors held eight meetings. Each director attended at least 88% of all board meeting and meetings of Board committees on which he served.

Directors are encouraged by our Board of Directors to attend the Annual Meeting, and all but one of our directors attended last year’s Annual Meeting.

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The following table provides information concerning the current membership of our Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy Committee
Sanford J. Hillsberg(1)				X
William L. Ashton(2)		X	X	X
Richard Chin, M.D.	X	X
Stephen S. Galliker(3)	X		X
Steven A. Kriegsman		X		X
Rudolph Nisi, M.D.(4)	X		X	X
Irving M. Einhorn			X

(1)	Mr. Hillsberg is the Chairman of the Strategy Committee.
(2)	Mr. Ashton is the Chairman of the Compensation Committee.
(3)	Mr. Galliker is the Chairman of the Audit Committee.
(4)	Dr. Nisi is the Chairman of the Nominating and Governance Committee.

Director Independence

Rule 5605 of the NASDAQ marketplace rules requires that a majority of our Board of Directors be comprised of independent directors. In addition, the NASDAQ marketplace rules require that, subject to specified exceptions, each member of our Audit, Compensation and Nominating and Corporate Governance Committees be independent and that our Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2) of the NASDAQ marketplace rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, our Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. For purposes of determining whether a lawyer is eligible to serve on an audit committee, Rule 10A-3 under the Act generally provides that any partner in a law firm that receives payments from the issuer is ineligible to serve on that issuer’s audit committee.

Our Board of Directors has determined that, with the exception of Mr. Hillsberg, all our non-employee directors are “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ marketplace rules. Our Board of Directors has determined that Mr. Hillsberg is not independent under Rule 5605(a)(2)(D) of the NASDAQ marketplace rules, because of his relationship with TroyGould PC, of which he is an executive officer. TroyGould PC rendered legal services to our company in 2014 and has rendered legal services in 2015. We paid TroyGould PC approximately $609,000 in fees in 2014.

Our Board of Directors has determined that each of the members of our board committees are “independent” under the current independence standards of the NASDAQ marketplace rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our company and other facts and circumstances our Board of Directors are required to consider under the NASDAQ marketplace rules or that they deem relevant in determining independence. Specifically,

•	Audit Committee: Our Board of Directors has determined that each of Dr. Chin, Mr. Galliker and Dr. Nisi are “independent” under the NASDAQ marketplace rules. Our Board of Directors has determined that Mr. Galliker, the chairman of our Audit Committee, also is an audit committee financial expert.

•	Compensation Committee: Our Board of Directors has determined that each of the current members of the Compensation Committee, Mr. Ashton, Dr. Chin, and Mr. Kriegsman, are “independent” under the NASDAQ marketplace rules. In evaluating their independence, our Board of Directors considered all factors relevant to determining whether the directors have a relationship with our company that is material to the director’s ability to be independent of management in connection with the duties of a compensation committee member, including the source of compensation of the directors, including any consulting, advisory or compensatory fees paid by our company to the director.

•	Nominating and Corporate Governance Committee: Our Board of Directors has determined that each of the current members of the Nominating and Corporate Governance Committee, Mr. Ashton, Mr. Einhorn, Mr. Galliker, and Dr. Nisi, are “independent” under the NASDAQ marketplace rules.

Strategy Committee

Committee Members	Sanford J. Hillsberg, CHAIRMAN | William L. Ashton | Rudolph Nisi, M.D. | Steven. A Kriegsman
Number of Meetings Held in 2014-1

The Strategy Committee acts as the primary contact between management of our company and our Board of Directors with respect to developing and implementing our company’s long-term strategic plans and, together with management of our company, reviewing and making recommendations to the Board of Directors with respect to the material terms and provisions of prospective strategic transactions, including financing transactions.

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Compensation Committee

Committee Members	William L. Ashton, CHAIRMAN | Richard Chin, M.D. | Steven A. Kriegsman
Number of Meetings Held in 2014-1

The Compensation Committee operates pursuant to a written Charter. The full Charter is available on our website, www.galenabiopharma.com under Investors > Corporate Governance. Following is a summary of the Charter.

Purpose of the Committee

1.	Carry out the responsibilities specified in this Charter relating to the compensation of the Company’s executive officers and non-employee directors; and

2.	Review and approve a compensation discussion and analysis, and prepare a report regarding executive compensation, for inclusion in the Company’s annual proxy statement.

In carrying out its responsibilities, the Committee should balance:

a.	The Company’s interest in conserving cash and preventing stockholder dilution, and

b.	The Company’s interest in using compensation to attract, retain and motivate management.

In reconciling these competing concerns, the Committee should act in what it believes to be the long-term best interests of the Company and its stockholders.

Summary Responsibilities and Authority of the Committee

•	Review and approve, no less frequently than annually, the corporate goals and objectives relevant to executive officer compensation and evaluate the performance of the CEO and other executive officers in light of those goals and objectives.

•	Review, and make recommendations to the Board for determination, the annual base salaries and cash bonuses of the CEO and other executive officers.

•	Review, and make recommendations to the Board for determination, the proposed adoption, amendment or termination of incentive compensation plans and equity- based plans and administer the Company’s existing incentive compensation plans and equity-based plans.

•	Grant stock options, shares of restricted stock and other equity-based awards under the Company’s incentive compensation plans and other equity-based plans, including awards to the CEO and other executive officers, and determine the terms of such stock options, shares of restricted stock and other equity-based awards.

•	Review, and make recommendations to the Board for determination, the Company’s policies concerning perquisites provided to the Company’s executive officers, including benefits provided upon retirement or other termination of employment.

•	Review, and make recommendations to the Board for determination, all employment agreements, retention agreements, severance agreements, performance award agreements, stock option and restricted stock agreements and other compensation agreements between the Company and its executive officers.

•	Review, and make recommendations to the Board for determination, the compensation of members of the Board and Board committees, including, without limitation, annual retainers, meeting fees, committee fees, committee chair fees and equity-based awards.

•	Review and discuss with management each compensation discussion and analysis required to be included in the Company’s filings with the Securities and Exchange Commission and, based on such review and discussion, in the case of a compensation discussion and analysis proposed to be included in the Company’s annual report on Form 10-K or proxy statement, recommend to the Board whether the compensation discussion and analysis should be included in such annual report or proxy statement. Prepare the Committee’s report on executive compensation for inclusion in the Company’s annual proxy statement.

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Audit Committee

Committee Members	Stephen S. Galliker, CHAIRMAN | Richard Chin, M.D. | Rudolph Nisi, M.D.
Number of Meetings Held in 2014-8

The Audit Committee operates pursuant to a written Charter. The full Charter is available on our website, www.galenabiopharma.com under Investors > Corporate Governance. Following is a summary of the Charter.

Purpose of the Committee

1.	Appoint, oversee and replace, if necessary, the Company’s independent auditor,

2.	Assist the Board’s oversight of

a.	the preparation and audit of the Company’s financial statements,

b.	the Company’s accounting and reporting processes and compliance with legal and regulatory requirements,

c.	the independent auditor’s qualifications, performance and independence, and

d.	the performance of the Company’s internal audit function, and

3.	Prepare the report from the Committee required by the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s annual proxy statement.

Summary Responsibilities and Authority of the Committee

•	Retention and Oversight of the Independent Auditor.

•	Annually evaluate, determine the selection of, and, if necessary or otherwise appropriate, determine the replacement of or rotation of the independent auditor.

•	Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent auditor.

•	Request and receive from the independent auditor annually a formal written statement delineating all relationships between the auditor and the Company

•	Oversight of the Audit Process and the Company’s Legal Compliance Program.

•	Review with the Company’s internal auditors and independent auditor the overall scope and plans for audits.

•	Review and discuss with management and the internal auditors and independent auditor the Company’s system of internal control over financial reporting, its financial and critical accounting practices, and policies relating to risk assessment and management.

•	Receive and review reports of the independent auditor discussing (1) all critical accounting policies and practices used in the preparation of the Company’s financial statements, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management and the independent auditor any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

•	Review and discuss with management and the independent auditor the annual and quarterly financial statements and management’s discussion and analysis of financial condition and results of operations of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

•	Review material pending legal proceedings involving the Company and other contingent liabilities.

•	Receive from the Chief Executive Officer and Chief Financial Officer a report of all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submissions by employees of concerns regarding questionable accounting matters.

•	Other Responsibilities.

•	Prepare an audit committee report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

•	Implement an appropriate control process for reviewing and approving the Company’s internal transactions and accounting.

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Nominating and Corporate Governance Committee

Committee Members	Rudolph Nisi, M.D., CHAIRMAN | William L. Ashton | Irving M. Einhorn | Stephen S. Galliker
Number of Meetings Held in 2014-4

The Nominating and Corporate Governance Committee operates pursuant to a written Charter. The full Charter is available on our website, www.galenabiopharma.com under Investors > Corporate Governance. Following is a summary of the Charter.

Purpose of the Committee

1.	Identify individuals qualified to become members of the Board,

2.	Recommend for the Board’s selection the director nominees for each annual meeting of stockholders

3.	Periodically review the Company’s corporate governance principles and, if necessary or otherwise appropriate, recommend modifications to such principles for Board approval, and

4.	Oversee the periodic evaluation of the Board, its committees and the Company’s Chairman of the Board and Chief Executive Officer.

Summary Responsibilities and Authority of the Committee

•	Identify individuals qualified to become Board members, consistent with any criteria approved by the Board. Review recommendations for director nominees made by the Chief Executive Officer or any director or stockholder. Recommend for the Board’s selection the director nominees for each annual meeting of stockholders, taking into account each candidate’s experience, qualifications, attributes and skills.

•	Review, and recommend any necessary or otherwise appropriate changes to the policy described in the Company’s annual proxy statement by which stockholders of the Company may recommend a candidate to the Committee for consideration for nomination as a director.

•	Recommend to the Board qualified individuals to serve as committee members on the various Board committees; and review and recommend committee slates and recommend additional committee members to fill vacancies as needed.

•	Describe to each director what is expected, including reference to the Company’s corporate governance principles and directors’ basic duties and responsibilities, with respect to attendance at Board meetings and advance review of meeting materials

•	Review the Company’s corporate governance principles and, if necessary or otherwise appropriate, recommend modifications to such principles for Board approval, with such corporate governance principles to address, among other things, (1) director qualification standards, (2) director responsibilities, (3) director access to management and, as necessary or otherwise appropriate, independent advisors, (4) director compensation, (5) director orientation and continuing education, (6) management succession, and (7) an annual performance evaluation of the Board.

•	Review, and if necessary or otherwise appropriate, recommend to the Board modifications to (1) the Company’s insider trading policy and (2) the Company’s code of business conduct and ethics.

•	Review the Company’s practices and policies with respect to directors, including retirement policies, the size of the Board, the ratio of employee directors to non-employee directors, the meeting frequency of the Board and the structure of Board meetings, and make recommendations to the Board with respect to such practices and policies.

•	Review the functions, duties and composition of the committees of the Board and make recommendations to the Board with respect to those matters.

•	Recommend to the Board a process for the annual evaluation of the performance of the Board, the Chairman of the Board and the Chief Executive Officer and each Board committee.

•	Review and report to the Board any questions of possible conflicts of interest, or lack of independence, on the part of Board members.

•	Provide for new director orientation and continuing education for existing directors on a periodic basis.

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Code of Ethics

We have adopted a Code of Ethics applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Ethics is available on our website, www.galenabiopharma.com.

Risk Assessment of Compensation Policies and Practices

In 2014, the Compensation Committee reviewed our company’s compensation policies and practices for all employees, including executive officers, and determined that our compensation policies and practices do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on our company.

Board Leadership Structure and Role in Risk Oversight

Currently, the positions of Chairman of the Board of Directors and Chief Executive Officer of our company are held by separate individuals, with Mr. Hillsberg serving as Chairman of the Board and Dr. Schwartz serving as President and Chief Executive Officer. Since 2007, we have continuously had a separate Chief Executive Officer. The Chairman of the Board is appointed by our Board of Directors on an annual basis.

Our Board currently believes that this structure is best for our company, as it allows Dr. Schwartz to focus on the company’s strategy, business and operations, while enabling Mr. Hillsberg to manage our Board of Directors and serve as a liaison between our Board and our company’s senior management, led by Dr. Schwartz. Our Board also believes the separation of offices is beneficial, because a separate Chairman can provide the Chief Executive Officer with guidance and feedback on his performance and the Chairman provides a more effective channel for our Board to express its views on management. This structure can also enable Mr. Hillsberg, Dr. Schwartz, and the other members of our Board, to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters.

Our Board does not believe that a formal policy separating the positions of Chairman of the Board and Chief Executive Officer is necessary or desirable. Our Board continually evaluates our leadership structure and could in the future decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of our company and its stockholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no “interlocks” as defined by SEC rules with respect to any member of our Compensation Committee. No member of the Compensation Committee has ever served as an officer of our company or acted in such capacity.

Transactions with Related Persons

General

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its Charter and the NASDAQ marketplace rules.

Policies and Procedures for Related Person Transactions

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that

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certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

The procedures followed by the Audit Committee to evaluate transactions with related parties require:

•	that all related party transactions, all material terms of the transactions, and all the material facts as to the related party’s direct or indirect interest in, or relationship to, the related party transaction must be communicated to the Audit Committee; and

•	that all related party transactions, and any material amendment or modification to any related party transaction, be reviewed and approved or ratified by the Audit Committee, as required by NASDAQ marketplace rules.

Our Audit Committee will evaluate related person transactions based on:

•	information provided by members of our Board of Directors in connection with the required annual evaluation of director independence;

•	pertinent responses to the Director and Officer Questionnaires submitted periodically by our officers and directors and provided to the Audit Committee by our management;

•	background information on nominees for director provided by the Nominating and Corporate Governance Committee of our Board of Directors; and

•	any other relevant information provided by our directors or officers.

In connection with its review and approval or ratification, if appropriate, of any related party transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related party transaction involving an outside director or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed in the NASDAQ marketplace rules. All of our related party transactions will be disclosed in our filings with the SEC in accordance with SEC rules.

Stockholder Recommendations of Director Candidates

The policy of the Nominating and Corporate Governance Committee is that a stockholder wishing to submit recommendations for director candidates for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders must do so in writing to the Corporate Secretary. Such recommendations must be received at our principal executive offices not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. The written recommendation must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration;

•	the name and contact information for the candidate;

•	a statement of the candidate’s business and educational experience;

•	information regarding the candidate’s qualifications to be a director;

•	the number of shares of our common stock, if any, owned either beneficially or of record by the candidate and the length of time such shares have been so owned;

•	the written consent of the candidate to serve as a director if nominated and elected;

•	information regarding any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the proposed candidate has agreed to furnish us all information as we deem necessary to evaluate such candidate’s qualifications to serve as a director.

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As to the stockholder giving the notice, the written recommendation must state the name and address of the stockholder and the number of shares of our common stock which are owned beneficially or of record by the stockholder. Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Stockholder Nominations of Directors

Our bylaws specify the procedures by which stockholders may nominate director candidates directly. Any stockholder nominations must comply with the requirements of our bylaws and should be addressed to: Corporate Secretary, Galena Biopharma, 4640 SW Macadam Ave., Suite 270, Portland, Oregon 97239. Such nominations must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that if the annual meeting is not held within 30 days before or after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Assuming that next year’s annual meeting is held within 30 days before or after the anniversary of this year’s Annual Meeting, nominations must be received between March 21, 2016 and April 20, 2016.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us by telephone at (503) 400-6610, by facsimile at (503) 400-6611, or by regular mail at our principal executive office at 4640 SW Macadam Ave., Suite 270, Portland, OR 97239. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of the Board, or to the particular director to which they are addressed, or presented to the full board or the particular director at the next regularly scheduled Board meeting. In addition, communications sent to us via telephone or facsimile for our Board of Directors or a particular director will be forwarded to our Board or the director by an appropriate officer.

Beneficial Ownership of Galena’s Common Stock

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and any person who owns beneficially 5% or more of our common stock are required under Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based on our review of copies of such forms we have received from our executive officers and directors and any greater than 5% beneficial owners, we believe that, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to these reporting persons were met in a timely manner, except that Dr. Nisi inadvertently failed to timely file two Form 4’s reporting four transactions and Mr. Kriegsman inadvertently failed to timely file one Form 4 reporting three transactions.

The following tables set forth information with respect to the beneficial ownership of our common stock as of April 29, 2015, by:

•	any person known by us to be the beneficial owner of 5% or more of our common stock, including any “group” as that term is defined in the Exchange Act;

•	each current director and each named executive officer identified in the “Summary Compensation Table” under “Executive Compensation” in this proxy statement who was still serving in such capacity on April 29, 2015; and

•	all of our current directors and current executive officers as a group.

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Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities that are exercisable or convertible within 60 days are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted, the information below is based on the number of shares of our common stock beneficially owned by each person or entity at April 29, 2015 and the number of shares subject to any options and warrants granted to these individuals that are exercisable within 60 days of April 29, 2015, which are indicated by footnote. The percentage ownership is based on 161,715,398 shares of common stock outstanding as of April 29, 2015. An asterisk (*) denotes beneficial ownership of less than 1%.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Named Executive Officers and Directors:
Mark W. Schwartz, Ph.D.(1)	1,240,327	*
Ryan M. Dunlap(2)	157,586	*
Margaret A. Kivinski(3)	43,750	*
William L. Ashton(3)	300,000	*
Richard Chin, M.D.(3)	312,500	*
Irving M. Einhorn(3)	100,000	*
Stephen S. Galliker(4)	410,000	*
Sanford J. Hillsberg(5)	553,421	*
Steven A. Kriegsman(6)	505,000	*
Rudolph Nisi, M.D.(7)	323,500	*
All executive officers and directors as a group — 11 persons(8)	3,946,084	2.4%

(1)	Includes 824,355 shares of common stock underlying stock options.
(2)	Includes 145,963 shares of common stock underlying stock options.
(3)	Consists of shares of common stock underlying stock options.
(4)	Includes 400,000 shares of common stock underlying stock options.
(5)	Includes 450,000 shares of common stock underlying stock options.
(6)	Includes 500,000 shares of common stock underlying stock options.
(7)	Includes 300,000 shares of common stock underlying stock options.
(8)	Includes 3,376,568 shares of common stock underlying stock options.

Executive Officers of Galena Biopharma

Set forth below is information regarding our current executive officers (other than information relating to Mark W. Schwartz, our President and Chief Executive Officer, which information is set forth above under “Class II — Term Expiring at the Current Annual Meeting”). Each officer’s age is indicated in parentheses after his or her name.

Ryan M. Dunlap CPA, (45) our Vice President, Chief Financial Officer, joined Galena in July 2012. From June 2008 to June 2012, Mr. Dunlap served as Senior Manager, Business Assurance at Moss Adams, LLP, where he provided assurance and consulting services with a focus on technology and life sciences. From 2007 to 2008, Mr. Dunlap served as Director, Financial Accounting of Vestas American Wind Technology, Inc., a private company that engages in the sale and service of wind turbines in North America, and is a subsidiary of Vestas Wind Systems A/S, a public company that engages in the manufacture and sale of wind turbines and wind power systems globally. Prior to that, from 2005 to 2007, Mr. Dunlap served as Senior Manager, Business Assurance at KPMG, LLP, where he provided external audit and business advisory services to emerging and established public and private, and international and domestic entities. Mr. Dunlap has also been the Project Lead, Corporate Audit from 2002 to 2005 of Nike, Inc., where he planned and executed several operational and financial internal audits of various regions and business units. Mr. Dunlap is a certified public accountant and holds a Bachelor of Science degree in Accounting from the University of Oregon.

Margaret Kivinski (50) our Vice President and General Counsel joined Galena in July 2014. Ms. Kivinski brings over 20 years of legal experience as a corporate and intellectual property attorney. She was general counsel for TherOx, a start-up medical device company, and filled a variety of in-house counsel, contract, compliance and patent management roles with publicly-traded medical device and pharmaceutical companies including Spectrum Pharmaceuticals, Arena Pharmaceuticals, Edwards Lifesciences, Masimo and Beckman Coulter, and was in private practice at the law firm Loeb & Loeb. Previously she was a process engineer for Fluor Daniel and is a Registered Professional Engineer. Ms. Kivinski holds a B.S. In Chemical Engineering from UCLA, a J.D. from Western State University College of Law, and is a registered patent attorney.

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Proposal 2 — Authorized Shares

Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase Our Authorized Common Stock

Our Board of Directors has determined that it is in our best interest, and in the best interest of our stockholders, to amend our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock by 75,000,000 shares, from 200,000,000 shares to 275,000,000 shares. After taking into account shares reserved for future issuance upon the exercise of outstanding warrants and outstanding or currently authorized stock options, we currently have available for issuance only approximately 3,029,000 shares of authorized but unissued shares of our common stock. Accordingly, on April 17, 2015, our Board of Directors unanimously approved the proposed Certificate of Amendment, or the amendment, to our Amended and Restated Certificate of Incorporation, in the form attached hereto as Annex A, and hereby seeks the approval of the amendment by our stockholders.

These additional shares of common stock could be used in a number of ways to improve the overall value of our company:

•	We could use the shares for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although we have no immediate plans to do so.

•	As discussed in Proposal 3, these shares could also be used as part of our equity compensation program in order to attract, retain and motivate talented employees and non-employee directors. These equity grants provide these individuals with a direct stake in the future outcome of our company and serve to align the interests of our employees with our stockholders.

•	Historically, we have used the issuance of shares to complement the acquisition of new assets into both our commercial and development portfolios. The shares in this proposal could be used for the acquisition of potential future products to add to our pipeline.

•	These shares could also be used for potential future financings.

If approved by our stockholders, the amendment will become effective upon the filing of the amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the amendment.

Purpose and Background of the Amendment

The purpose of the amendment is to increase the total number of authorized shares of common stock from 200,000,000 shares to 275,000,000 shares. Of the 200,000,000 currently authorized shares of our common stock, 161,715,398 shares were issued and outstanding as of April 29, 2015, and, after taking into account shares reserved for future issuance upon the exercise of our outstanding warrants and outstanding or currently authorized stock options, only approximately 3,029,000 of the 200,000,000 authorized shares remain available for future issuance.

Our Board of Directors believes the amendment is advisable in order to maintain our financing and capital raising flexibility in connection with our working capital needs and to generally maintain our flexibility in today’s competitive and fast-changing environment. Other possible business and financial uses for the additional shares of common stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of common stock, attracting and retaining employees by the issuance of additional securities under our equity compensation plans and other

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transactions and corporate purposes that our Board of Directors deems to be in our company’s best interest. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance could proceed, except as provided under Delaware law or under the rules applicable to The NASDAQ Stock Market.

Other than possible issuances pursuant to our employee benefit plans, or upon exercise of our currently outstanding warrants, and possible future sales and issuances under our at-market issuances sales agreements with Maxim Group, LLC and MLV & Co., LLC and our purchase agreement with Lincoln Park Capital, LLC, we have no current arrangements or understandings regarding the additional shares that would be authorized pursuant to this Proposal 2.

Possible Effects of the Amendment

Upon issuance, the additional shares of authorized common stock would have rights identical to the currently outstanding shares of common stock. Adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders. As is true for shares presently authorized but unissued, the future issuance of common stock authorized by the amendment may, among other things, decrease our existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders and have a negative effect on the market price of the common stock. Current stockholders have no preemptive or similar rights, which means current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate equity ownership thereof.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but our company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of our company. For example, without further stockholder approval, our Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by our company to oppose changes in control of our company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

We cannot provide assurances that any such transactions previously mentioned will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transactions may require our company to incur nonrecurring or other charges and may pose significant integration challenges or management and business disruptions, any of which could materially and adversely affect our business and financial results.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

Vote Required

The affirmative vote of a majority of the outstanding shares present, in person, or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

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Proposal 3 – Incentive Plan

Approval of Amendment to 2007 Incentive Plan

Our Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of our company. These incentives are given to the employees, officers, directors and other key persons of our company upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business. These incentives provide these individuals with a proprietary interest in our company, and our Board anticipates that this direct stake in the future outcome of the company will assure a closer identification of the interests of these individuals with those of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

Overview/History of the Amended and Restated 2007 Incentive Plan

The purpose of the Amended and Restated 2007 Incentive Plan of Galena Biopharma, Inc., which we refer to as our 2007 Incentive Plan, is to advance the interests of our company by giving stock-based incentives to selected employees, directors and other key persons who, in the opinion of the Administrator (as defined below), are in a position to make a significant contribution to the success of our company and our affiliates. The 2007 Incentive Plan was originally adopted by our Board of Directors on February 23, 2007 and approved by our stockholders on June 19, 2007. Since then, the 2007 Incentive Plan has been amended by our Board of Directors with the approval of our stockholders to increase the maximum number of shares of common stock available for issuance under the Plan from 2,750,000 originally to 16,500,000 at present commensurate with the growth of our company.

As of April 17, 2015, there were 10,865,819 shares of common stock subject to outstanding options under our 2007 Incentive Plan and only 612,446 shares available for future issuance. On that date, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved and recommended for the approval of our stockholders an amendment to the 2007 Incentive Plan to increase the number of shares of common stock by 10,000,000 shares, to a total of 26,500,000 shares of common stock, of which approximately 10,612,446 would be available for future grants.

The complete text of the amendment to our 2007 Incentive Plan is attached as Annex B to this proxy statement. A summary of our 2007 Incentive Plan is set forth below.

Background for the Request to Amend the 2007 Incentive Plan

Since the latest amendment to the 2007 Incentive Plan in 2013, our company has grown significantly with the addition of our commercial franchise and the advancement of our development assets into multiple clinical trials in multiple indications. We currently have two commercial products and three clinical assets in six ongoing or planned clinical trials. With these programs underway, we have also enhanced our corporate infrastructure to effectively manage all of our programs. Our Compensation Committee and our Board of Directors believes that the grant of options and other stock awards is an important incentive for our company’s employees, officers and directors, and our foreseeable needs under the 2007 Incentive Plan will exceed the number of shares of common stock currently available.

The 2007 Incentive Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and our Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with company performance, and maintain a culture based on employee stock ownership. Adding additional shares

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to the 2007 Incentive Plan is designed to enhance the availability to grant stock-based incentives and other equity awards to our officers, employees, non-employee directors and other key persons and to ensure that we can continue to grant stock options and other equity awards to eligible recipients at levels determined to be appropriate by our Compensation Committee or our Board of Directors.

In the opinion of our Board, our future success depends in large part on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Our Board believes that approval of the amendment to the 2007 Incentive Plan and the authorization of the additional shares for issuance thereunder is appropriate and in the best interests of our stockholders given our current expectations on hiring, and the highly competitive environment in which we recruit and retain employees. Our management will carefully consider all proposed grants under the 2007 Incentive Plan.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. Our Compensation Committee carefully reviews the annual number of shares issued under the 2007 Incentive Plan in relation to the total shares outstanding and total dilution in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for all of our employees. By doing so, we link the interests of our employees with those of our stockholders and motivate our employees to act as owners of the business.

In November 2014 our Compensation Committee engaged Radford, a third-party compensation consulting firm, to perform an independent analysis of our compensation practices. During their analysis, Radford reviewed all employees at the firm to evaluate their job descriptions, salaries and their equity compensation, including option grants, identify an appropriate group of peer companies to use in benchmarking our compensation programs, and developed compensation and equity guidelines that were utilized by the Compensation Committee and the Company in determining compensation starting in January 2015. As an extension of this engagement, Radford conducted an assessment of our equity compensation needs over the next two to three years, for purposes of determining the number of shares to propose adding to the 2007 Incentive Plan. The following assumptions were used in Radford’s analysis:

•	Target option pool to the 50th percentile of market standards and peer group companies

•	Headcount growth assumptions of approximately 12%-15%, or approximately 10 employees per year

•	Multiple of 1.5 times the ongoing award amount for new hire awards

•	100% employee participation in the 2007 Incentive Plan

•	Distribution of the option pool to be based on consideration of multiple factors, including individual performance, criticality of role, market data, internal equity and company performance

Based on their analysis, Radford recommended the addition of between 8,000,000 and 10,000,000 million shares to the 2007 Incentive Plan. Based upon Radford’s recommendation, our Compensation Committee recommended, and on April 17, 2015 our Board approved, and is recommending for stockholder approval, the amendment to add to the 2007 Incentive Plan 10,000,000 shares, which represents approximately 6% of the total outstanding shares of our common stock. These additional shares are expected to be sufficient to meet our anticipated needs under the 2007 Incentive Plan through 2018. These additional shares also are in line with our go-forward strategy to target the market 50th percentile.

Except as described below with respect to grants of stock options for our non-employee directors, no employee, director or consultant has been selected to receive an award under the amendment subject to this Proposal 3 and no term or condition of any such award has been determined.

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Historically, we have made annual stock option grants under the 2007 Incentive Plan to our non-employee directors in the fourth quarter of each year with respect to the ensuing year or in January of each year. In November 2013, we made stock grants to our non-employee directors for 2014, and, except as described below, have not made any grants to our non-employee directors since that time. Based on the recommendations from Radford, the Compensation Committee has implemented a number of modifications to align with industry best practices and working towards the ultimate goal of approximately 50th percentile in terms of compensation. As a result,

•	All future grants to our non-employee directors will be made once a year at our annual meeting of the Board of Directors held in conjunction with our annual stockholders meeting.

•	Based on recommendations from Radford, our Compensation Committee proposed stock option grants for each of our non-employee directors to purchase up 125,000 shares of our common stock as reflected in the table below. This is a 37.5% decrease from the most recent award in 2013. These grants would be given on the annual meeting of the Board of Directors on June 19, 2015, and will bear the exercise price of the market price of our common stock as reported on the NASDAQ Stock Market on that date; and, vesting will initiate on the day of grant. On April 17, 2015, our Board accepted the recommendation. This grant and all future stock option grants are subject to the availability of shares reserved for future issuance under our 2007 Incentive Plan.

New Plan Benefits

Except for grants to our non-employee directors as indicated in the following table, no employee, director or consultant has been selected to receive an award under the amendment subject to this proposal and no term or condition of any such award has been determined:

Name and Position	Dollar Value		Number of Options
Non-employee directors	$777,100	(1)	875,000	(2)

(1)	Represents the aggregate fair value of the option grants computed in accordance with ASC Topic 718 based on an assumed exercise price of $1.40 per share, the closing price of our common stock as reported on The NASDAQ Stock Market on April 17, 2015, and excluding the effects of any estimated forfeitures. Subject to stockholder approval of Proposals 2 and 3, the options will be granted on the June 19, 2015 Annual Meeting date and the actual exercise price of the options will be the closing price of our common stock as reported on The NASDAQ Stock Market on such date, which price could be higher or lower than $1.40 per share.
(2)	The options will vest quarterly over a period of one year and have a term of ten years.

If Proposal 2 and this Proposal 3 are not approved by our stockholders, the foregoing stock option grants to our non-employee directors will not become effective.

Summary of the Amended and Restated 2007 Incentive Plan

Administration

The 2007 Incentive Plan is administered by the Compensation Committee of our Board of Directors or by such persons to whom the Compensation Committee may delegate such administration (collectively, with the Compensation Committee, the “Administrator “). The Administrator has full authority, consistent with the 2007 Incentive Plan, to select who will receive awards, to determine the type of awards to be granted, as well as the amounts, price, terms and conditions of any awards, to issue shares upon option exercises and the interpret option agreements. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the 2007 Incentive Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable.

Participation in the 2007 Incentive Plan

Employees, directors, consultants and advisors who provide services to us and our affiliates, who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of our company or our affiliates are eligible to participate in the 2007 Incentive Plan. However, only employees are eligible to receive so-called incentive stock options,

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or “ISOs.” Approximately 57 employees and 7 non-employee directors are eligible to receive awards under the 2007 Incentive Plan. The maximum number of shares for which awards may be granted to any participant in any calendar year is the total number of shares of stock then available under the 2007 Incentive Plan.

Types of Awards

The Administrator in its discretion, may award (i) stock options, (ii) restricted and unrestricted stock, (iii) stock units including restricted stock units, (iv) performance awards, (v) stock appreciation rights, (vi) securities convertible into stock or otherwise based on stock, and (vii) cash awards, on such terms and conditions as it determines. At this time, only stock options have been issued. There are currently no plans to award other forms of equity awards.

Rules Applicable to Awards

No awards may be made after the tenth anniversary of the date the 2007 Incentive Plan was first adopted by our Board of Directors, but previously granted awards may continue beyond that date in accordance with their terms. Unless the Administrator expressly provides otherwise, awards may not be transferred other than by will or applicable laws of descent and distribution, and generally only the participant may exercise an award during such participant’s lifetime. The Administrator may determine the time or times at which an award will vest or become exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Immediately upon termination of employment of an employee, the unvested portion of any stock option will terminate and the balance, to the extent exercisable, will remain exercisable for the lesser of (i) a period of three months (90 days) or (ii) the period ending on the latest date on which such stock option could have been exercised without regard to this provision. The 2007 Incentive Plan provides exceptions for the vesting of options upon an individual’s death or if the Administrator determines that the termination of employment resulted for reasons that cast discredit on the individual. The Administrator will determine what will happen with respect to an award granted to a participant that is outstanding upon the cessation of the participant’s service relationship with our company, including disability, death or retirement.

Stock Options

The Administrator will determine the exercise price, if any, of each award requiring exercise. Unless the Administrator determines otherwise, each stock option will have an exercise price not less than the fair market value of the stock subject to the stock option, determined as of the date of grant. A stock option intended to be an ISO granted to a person who owns (or by application of attribution rules is deemed to own) more than 10% of the total combined voting power of all classes of stock of our company will have an exercise price equal to 110% of such fair market value. Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant and will vest, either quarterly or annually and all within four years of grant date.

Effect of Certain Transactions

In the event of a consolidation, merger, sale or other disposition of stock in which our company is not the surviving corporation or that results in the acquisition of all our company’s then outstanding common stock, or sale of substantially all of our company’s assets or a dissolution or liquidation of our company, the Administrator may provide for the assumption or substitution of some or all outstanding awards by the acquirer or survivor. If the holders of stock will receive a payment upon consummation of the transaction, the Administrator may provide for a “cash-out” payment with respect to some or all awards or any portion thereof, equal to the excess, if any, of (a) the fair market value of one share of stock times the number of shares of stock subject to the award or such portion, over (b) the aggregate exercise or purchase price, if any, under the award or such portion (in the case of a stock appreciation right, the aggregate base value above which appreciation is measured), on such payment and other terms as the Administrator determines. In the absence of an assumption, substitution or cash-out,

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each award requiring exercise will become fully exercisable, and delivery of shares of stock deliverable under each outstanding award will be accelerated and such shares will be issued prior to the transaction on a basis that gives the participant a reasonable opportunity, as determined by the Administrator, following exercise of the award or delivery of the shares, as the case may be, to participate in the transaction as a stockholder. Any shares of stock so issued with respect to an award, in the discretion of the Administrator, may contain such restrictions as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the award was subject. All such awards will terminate upon consummation of such transaction.

Equitable Adjustment

In the event of a change in the outstanding common stock resulting from a stock dividend, stock split, recapitalization, or other capital change, the aggregate number of shares available under the 2007 Incentive Plan, the number of shares available for individual awards, the terms of outstanding awards, including stock option exercise prices, will be appropriately adjusted by the Administrator. The Administrator may also make adjustments in other circumstances if it determines that the adjustments are necessary to avoid distortion in the operation of the 2007 Incentive Plan and to preserve the value of awards; provided, however, that no such adjustment shall be made to the maximum share limits, or otherwise to an award intended to be eligible for the performance-based exception under Section 162(m) of the Code, except to the extent consistent with that exception.

Amendment

Subject to the Administrator’s obligation to exercise its discretion consistent with qualifying awards for the performance-based exception under Section 162(m) if such awards are intended to so qualify, the Administrator may at any time or times amend the 2007 Incentive Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the 2007 Incentive Plan as to any future grants of awards; provided, that except as otherwise expressly provided in the 2007 Incentive Plan, the Administrator may not, without the participant’s consent, alter the terms of an award so as to materially and adversely affect the participant’s rights under the award, unless the Administrator expressly reserved the right to do so at the time of such award. Any amendments to the 2007 Incentive Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements).

Certain Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the issuance and receipt of options under the 2007 Incentive Plan under the law as in effect on the date of this proxy statement. The 2007 Incentive Plan provides for the grant of ISOs and NSOs, as well as other awards. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2007 Incentive Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options

An optionee realizes no taxable income upon the grant or, for regular tax purposes, upon the exercise of an ISO. However, the exercise of an ISO increases the optionee’s alternative minimum taxable income by an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price and this increase may give rise to an alternative minimum tax liability. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to our company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as capital gain for which our company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these two and one year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which our company is not entitled to a deduction.

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Nonqualified Stock Options

In general, in the case of a so-called nonqualified stock option, or “ NSO,” the optionee has no taxable income at the time of grant but realizes income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to our company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which our company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 2007 INCENTIVE PLAN

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Proposal 4

Advisory Vote on Executive Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), entitles our stockholders to vote, on an advisory, non-binding basis, on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. At the 2013 Annual Meeting, the stockholders approved an advisory measure that the stockholders advisory vote on executive compensation be held on an annual basis. Our Board of Directors determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of our executive officers as described in this proposal. Please refer to the discussion under “Executive Compensation” for a description of the compensation of our named executive officers.

We encourage stockholders to review the Compensation Discussion and Analysis, or “CD&A,” that follows this proposal. The CD&A provides additional details of our executive compensation program, including compensation philosophy and objectives, the individual elements of our executive compensation program, and how our executive compensation program is administered. Our Board of Directors strongly endorses our company’s executive compensation program and, accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers of Galena Biopharma, Inc., as disclosed in this Proxy Statement of Galena Biopharma, Inc. pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, hereby is approved.”

This proposal regarding the compensation paid to the our named executive officers is advisory in nature and therefore is not binding on us, our Compensation Committee, or our Board of Directors. However, our Board and our Compensation Committee, which is responsible for designing and administering our company’s executive compensation program, values the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for advisory approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

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Compensation Discussion and Analysis

Overview

The Compensation Committee of our Board of Directors is responsible for reviewing, and recommending for approval by our Board of Directors, the compensation of our executive officers. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

The Compensation Committee also administers our 2007 Incentive Plan and our Employee Stock Purchase Plan and considers and approves new hire and periodic retention grants under the 2007 Incentive Plan to our Named Executive Officers and other members of management.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and this Proxy Statement, each of which is filed with the SEC.

Compensation Objectives and Philosophy

The Compensation Committee has established three primary objectives when evaluating executive compensation:

1.	Attract and retain talented and dedicated executive officers;

2.	Correlate discretionary annual cash bonuses to the achievement of our company’s business and financial objectives; and

3.	Provide executive officers appropriate long-term incentives aligned with increases in stockholder value.

The compensation program for our named executive officers is designed to attract, retain, motivate and reward talented individuals who can contribute to our long-term success and thereby build value for our stockholders. Our compensation philosophy is based on the following key principles:

•	Overall compensation that is competitive in the industry in which we compete for executive talent;

•	Alignment of our executive officers’ interests with those of our stockholders through equity compensation;

•	A significant component of pay linked with performance and the achievement of the overall strategic goals of our company; and

•	Recognition of individual contributions, teamwork and performance.

Compensation Determination Process

As mentioned previously, our Compensation Committee retained Radford to assess our current compensation programs and provide recommendations for improved alignment of the programs with our compensation philosophy and goals. Radford conducted and reported to the Committee an assessment of our executive team’s base salaries, target total cash, and short-and long-term incentives against the competitive market. To determine the competitive market compensation, a custom cut of Radford biotechnology/pharmaceutical survey data was blended with proxy data of the Named Peers identified below in this Compensation Discussion and Analysis.

Radford also reviewed our executive team’s equity program with respect to:

•	Current “in-the-money” gains, if any.

•	Wealth creation opportunities based on projected stock prices.

•	Total potential equity ownership versus the Named Peers.

•	Our current aggregate and annual dilution versus the Named Peers.

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Although the focus of the Radford analysis was on our executive employees, Radford also evaluated our other employees by job descriptions, salaries, total compensation and stock options. The objectives of our compensation program is to target our program with the market 50th percentile of our peer companies across the organization. There is flexibility for the Compensation Committee to evaluate individuals based on actual performance and specific circumstances and to adjust salary, bonus, and stock options accordingly. As a result of Radford recommendations, we have adopted a more formalized compensation plan consisting of:

•	A salary comparable with job description and industry standard.

•	A cash bonus plan based on a combination of factors including individual performance against corporate goals as well as overall corporate performance. Bonus is denominated as a percent of base salary with specific goals, weightings and pay-out ranges.

•	Stock option grants inline with job description, performance, and industry standards.

To achieve these objectives we establish annual base salaries at levels that we believe are competitive with executives in other comparable publicly-held biopharmaceutical companies, and discretionary annual cash bonuses based in part on the achievement of operational goals. We use employee stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value. The Compensation Committee evaluates both performance and compensation to maintain our company’s ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to our executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our company.

We have not relied upon wealth accumulation analyses, or “tally sheets,” in making executive compensation decisions. We also have no policy regarding the amount of salary and cash bonus paid to our Chief Executive Officer or other executive officers in proportion to their total direct compensation.

Role of Executive Officers in Compensation Decisions

We conduct an annual review of executive compensation, generally in the fourth quarter of the year in review or January of the following year, with a presentation by our Chief Executive Officer to the Compensation Committee regarding each element of our executive compensation arrangements. The Compensation Committee’s most recent review occurred on January 14, 2015 with respect to our annual cash bonuses for 2014 and base salaries and stock option grants for 2015. At the Compensation Committee’s direction, our Chief Executive Officer, typically prepares an executive compensation review for each named executive officer, as well as the full executive team, including our Chief Executive Officer, which includes recommendations for:

•	A proposed year-end cash bonus, if any, under the terms of our discretionary cash bonus program based on the achievement of company objectives and the applicable terms, if any, of the employment agreements with our named executive officers;

•	A proposed increase, if any, in base salary for the upcoming year; and

•	An award, if any, of stock options for the year under review.

As part of the compensation review, our CEO may also recommend other changes to an executive’s compensation arrangements such as an extension of the executive’s employment term, a change in the executive’s responsibilities, a change in title,

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or a change in the executive’s severance arrangements. The Compensation Committee evaluates the CEO’s recommendations and, in its discretion, may accept or reject the recommendations or make its own recommendations to our Board of Directors, which may, in turn, accept, reject or modify the recommendations, subject to the terms of our written employment agreements with our named executive officers.

In accordance with NASDAQ requirements, the Compensation Committee also meets in executive session without our CEO to consider and make recommendations to our Board of Directors regarding the CEO’s compensation, including base salary, cash bonus and award of stock options. With the exception of these executive sessions of the Compensation Committee, as a rule, our CEO participates in all deliberations of the Compensation Committee and of our Board of Directors relating to executive compensation.

In conjunction with the year-end annual compensation review, or as soon as practicable after the fiscal year-end, our CEO recommends to our Board of Directors the company objectives and other criteria to be utilized for purposes of determining cash bonuses for the upcoming year. Our Board, in its discretion, may revise the CEO’s recommendations. At the end of the year, the Compensation Committee, in consultation with our CEO, reviews each performance goal and determines the extent to which we achieved such goals. In establishing performance goals, the Compensation Committee considers whether the goals could possibly result in an incentive for any executives to take unwarranted risks in our company’s business and seeks to avoid creating any such incentives.

Our Board of Directors, after considering the recommendations of the Compensation Committee, makes the final determination with respect to the compensation of our CEO and our other executive officers. From time to time at the request of the Compensation Committee, members of our executive management team, our General Counsel, and representatives from finance and human resources, may provide information to the Compensation Committee and attend all or a portion of certain of the Committee’s meetings.

Peer and Industry Data

As a point of reference to ensure our cash, equity, incentive and total compensation is competitive, the Compensation Committee considers peer company and industry survey data. Our Compensation Committee utilized 2013 market data from the following comparable companies to provide a framework and reference points for evaluating the salaries for our executive officers for 2014:

Allos Therapeutics, Inc.	Cyclacel Pharmaceuticals, Inc.	Novavax, Inc.

ArQule Inc.	Cytokinetics, Incorporated	OncoGenex Pharmaceuticals, Inc.

Astex Pharmaceuticals, Inc.	CytRx Corporation	Oncothyreon Inc.

AVEO Pharmaceuticals, Inc.	ImmunoCellular Therapeutics, Ltd.	Pharmacyclics Inc.

Array BioPharma, Inc.	ImmunoGen, Inc.	Seattle Genetics Inc.

Celldex Therapeutics, Inc.	Innovio Pharmaceuticals, Inc.	Vical Incorporated

Clovis Oncology, Inc.	Keryx Biopharmaceuticals, Inc.	ZIOPHARM Oncology, Inc.

For the 2014 compensation review, the compensation committee engaged Radford to review the peer group of companies used for compensation benchmarking and provide any recommended changes to the group. With the analysis and recommendations provided by Radford, our Compensation Committee was provided market data for 2014 to provide a framework and reference points for evaluating the 2014 bonuses and stock option grant levels, and in establishing the 2015 salary levels, of our executive officers against the corresponding executive officer compensation of the companies surveyed.

Based on our discussion with Radford, management identified our peer companies to include the following 19 biotechnology and pharmaceutical companies for 2015:

Ariad Pharmaceuticals Inc.	Infinity Pharmaceuticals, Inc.	Progenics Pharmaceuticals, Inc.

Array BiopPharma, Inc.	Lexicon Pharmaceuticals, Inc	Repligen Corporation

Celldex Therapeutics, Inc.	MacroGenics, Inc.	Spectrum Pharmaceuticals, Inc.

CTI BioPharma Corp.	Merrimack Pharmaceuticals, Inc.	Synta Pharmaceuticals Corp.

DepoMed Inc.	NewLink Genetics Corporation	XOMA Corporation

Halozyme Therpeutics, Inc.	OncoMed Pharmaceuticals, Inc.

Immunomedics Inc.	Peregrine Pharmaceuticals, Inc

These peer companies were selected from among publicly-held U.S. pharmaceutical and biotechnology companies with comparable operations in mid- to late- stages of product development or small commercial products in the U.S. based on the following criteria: number and stage of development programs; number of employees; market capitalization; and number of and revenue from commercial products.

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The market data included information as to base salaries, cash bonuses and stock option awards.

Use of Compensation Consultants

Our Compensation Committee is authorized to retain its own independent advisors to assist in carrying out its responsibilities. Our Compensation Committee engaged Radford to analyze historic compensation and establish recommendations for executive compensation for 2014 and 2015 and methodologies for determining compensation on an on-going basis.

Benchmarking in the Context of Our Other Executive Compensation Principles

Our Compensation Committee and our Board of Directors use market data as one means of evaluating and establishing executive pay. In instances where an executive officer is believed to be especially suited to our company or important to our success, the Compensation Committee may establish or recommend compensation that deviates from industry averages or other specific benchmarks. Upward or downward variations in total cash compensation and long-term incentives may also occur as a result of the individual’s experience level, the nature and level of the individual’s specific job responsibilities, the balance of the individual’s different elements of compensation, market factors and other strategic considerations.

Our Compensation Committee believes that, given the competitiveness of our industry and our company culture, our base compensation, annual cash bonuses and equity programs are flexible enough to reward the achievement of clearly defined corporate goals and are sufficient to retain our existing executive officers and to hire new executive officers with the appropriate qualifications and experience.

Elements of Executive Compensation

We have designed and implemented compensation policies that have historically allowed us to recruit both in the geographic areas where we operate and where our executives reside, as the case may be (i.e., Portland, Boston, and San Francisco). For 2014, the principal components of compensation for our named executive officers consisted of:

•	A base salary;

•	An annual year-end cash bonus; and

•	An annual (pre- or post-) year-end stock option award.

Base Salary

We provide our executive officers with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business.

During its review of base salaries for executives, our Compensation Committee primarily considers:

•	The negotiated terms of each executive’s employment agreement, if any;

•	Each executive’s individual performance;

•	An internal review of the executive’s compensation, both individually and relative to other named executive officers; and

•	Base salaries paid by comparable companies.

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Salary levels are typically considered annually as part of the company’s performance review process, as well as upon any change in job responsibility. Merit-based increases to salaries are based on the company’s available resources and our Compensation Committee’s assessment of the individual’s performance, as well as an evaluation by our CEO. Both assessments are based upon both written and oral evaluations of such criteria as innovation, job knowledge, communication, problem solving, initiative, goal-setting, and interpersonal effectiveness. The increases in 2014 base salaries over 2013 were made in consideration of our attainment or substantial progress in attaining all of our corporate goals for 2013, and the subjective assessment of each executive officer’s performance of his or her major job responsibilities.

MARK W. SCHWARTZ, PH.D., became our President and Chief Executive Officer in August 2014. Prior to his appointment as our Chief Executive Officer, Dr. Schwartz served as our Executive Vice President and Chief Operating Officer since March 2011. Dr. Schwartz’s salary as our Executive Vice President and Chief Operating Officer was $383,250 in 2014 as compared to $365,000 in 2013. Dr. Schwartz’s salary was increased to $480,000 upon his appointment to President and Chief Executive Officer in August 2014. In determining his base salary for 2014, the Compensation Committee considered Dr. Schwartz’s extensive management expertise as a biotechnology company executive.

RYAN M. DUNLAP CPA became our Vice President Chief Financial Officer in February 2014, prior to which he served as our Senior Director, Finance, Chief Accounting Officer and Treasurer. He also served as our Corporate Secretary until the appointment as Secretary of our General Counsel in July 2014. In establishing Mr. Dunlap’s base salary for 2014, the Compensation Committee took into account his finance and accounting background and level of experience. Based primarily on a review and discussion of the salaries reported in the 2014 Radford Global Life Sciences and oncology peer group surveys, Mr. Dunlap’s base salary for 2014 was initially set at $225,000, and was increased to $275,000 in May of 2014 in light of his promotion to Vice President and Chief Financial Officer, which was in line with the 25th percentile of the Radford Global Life Sciences Survey.

MARGARET A. KIVINSKI, P.E., ESQ has served as our Vice President and General Counsel since July 2014. In establishing Ms. Kivinski’s base salary for 2014, the Compensation Committee considered her legal background and experience and time served at the Company. Ms. Kivinski’s base salary for 2014 was established at $300,000, which was in line with the 50th percentile of the Radford Global Life Sciences Survey.

Annual Performance Cash Bonuses

We provide an opportunity for each of our Named Executive Officers as well as other key employees, to receive a discretionary annual cash bonus based on performance related to corporate objectives established by our Board of Directors. For any given year, these objectives may relate to operational, strategic or financial factors such as progress in developing or commercializing our product candidates, establishing and maintaining of key business relationships, raising or maintaining certain levels of capital or improving our results of operations.

Historically at its annual year-end meeting to consider executive compensation, our Compensation Committee, in consultation with management, has considered corporate goals for the upcoming fiscal year for purposes of, among other things, making its recommendations regarding its discretionary annual bonus awards (and stock option grants) for the upcoming year to our Named Executive Officers. The corporate goals for 2014 were considered by our Compensation Committee at its meeting held in November 2013.

Our Compensation Committee evaluates the achievement level of corporate objectives as it relates to annual cash bonuses for executive officers and makes its views known to the full Board as part of its final compensation deliberations. The Compensation Committee also considers the bonuses paid by comparable companies, among other criteria. Our Board of Directors may approve bonuses based on the foregoing determinations or, after considering market conditions, our financial position or other factors, may, in its sole discretion, determine not to award any bonuses or to award larger or smaller bonuses than recommended by the Compensation Committee.

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Dr. Schwartz’s employment agreement entitles him to an annual cash bonus in an amount to be determined in our discretion, with a target of 60% of annual base salary. Mr. Dunlap’s employment agreement entitles him to an annual cash bonus in an amount to be determined in our discretion, with a target of 30% of annual base salary. Ms. Kivinski’s employment agreement entitles her to an annual cash bonus in an amount to be determined in our discretion, with a target of 30% of annual base salary. For 2014, we awarded cash bonuses in line with these target bonuses.

Performance Against 2014 Corporate Objectives

Below are the specific operational milestones and company achievements established by our Board of Directors used to measure performance and assign year-end compensation:

•	Meet Abstral revenue growth goals;

•	Increase the pace of NeuVax enrollment in order to complete enrollment in early 2015;

•	Advance enrollment in the NeuVax/Herceptin phase 2 study in HER2 1+/2+ patients;

•	Initiate the Phase 2 NeuVax/Herceptin combination trial in HER2 3+ patients;

•	Expand the NeuVax clinical trial portfolio;

•	Complete enrollment in GALE-301 Phase 1/2 clinical trial;

•	Present initial data in GALE-301 Phase 1/2 clinical trial;

•	Complete enrollment in the GALE-401 clinical trial;

•	Present GALE-401 Phase 1 data; and

•	Ensure appropriate financial resources to meet company milestones.

Our Board of Directors established these particular company goals based on its judgment that they represented matters over which the Named Executive Officers have significant operational control and on which our Board of Directors believed they should focus to move our strategic plan forward and enhance stockholder value during 2014.

Our Compensation Committee determined that the corporate goals for 2014 were substantially achieved. This represented the Committee’s assessment that key goals were fully or substantially met, and that based on specific performance, persons eligible for a discretionary bonus would be paid the cash bonuses, if any, set forth in the Summary Compensation table below in this section.

Equity Incentive Compensation

We believe that successful, long-term corporate performance is more likely to be achieved with a corporate culture that encourages a long-term focus by our officers and other employees through the use of equity awards, the value of which depends on our stock performance. We have established a 2007 Incentive Plan to provide all of our employees, including our executive officers, with incentives to help align our employees’ interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stockholder value. Additionally, equity awards provide an important retention tool for executives, as the awards generally are subject to vesting over an extended period of time based on continued service with us.

Typically, equity awards are granted upon hiring, and annually at the beginning of the fiscal year, or toward the end of the previous fiscal year. In addition, we may grant equity awards upon the occurrence of certain events during the year, such as the achievement of a significant business objective. In 2014, we granted to Ms. Kivinski upon her joining our company an incentive stock option to purchase up to 200,000 shares of our common stock at an exercise price of $2.92 per share, which equaled the closing market price on the date of grant. The stock option vests in 16 equal quarterly installments beginning on the first quarterly anniversary of the date of grant, subject to Ms. Kivinski remaining in our continuous employ through each quarterly vesting date.

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Based on the evaluation and recommendation by Radford, the Compensation Committee is targeting the market 50% percentile for executive stock options for future yearly grants.

Annual equity awards are driven by our desire to retain and motivate our executives, and we consider individual performance and contributions during the preceding year as determined by our Compensation Committee and our Board of Directors.

At a meeting on September 16, 2014, as part of his a promotion to President and Chief Executive Officer, our Compensation Committee approved a grant to Dr. Schwartz of a stock option to purchase 200,000 shares of our common stock at an exercise price of $2.23 per share, which equaled the closing market price on the date of grant. The options will vest quarterly over three years, unless Dr. Schwartz’s employment is terminated by us without “cause,” or by Dr. Schwartz for “good reason,” in which case they will continue to vest over a 12-month severance period.

Our 2007 Incentive Plan allows for alternative forms of long-term incentives for our executive officers, including: stock options with time-based vesting, which require the market value of our common stock to increase before they are valuable; restricted stock awards; and performance-based restricted stock units, or “RSUs,” the right to which depends on successful completion of corporate performance goals; or RSUs with time-based vesting. No restricted stock awards or awards of RSU’s were made in 2014, and no restricted stock or RSU’s were outstanding as of December 31, 2014.

Retirement Plans, Perquisites and Other Personal Benefits

Our executive officers are eligible to participate in the same group insurance and employee benefit plans, including our Employee Stock Purchase Plan described below, as our other salaried employees. These benefits include medical, dental, vision, disability benefits, and life insurance.

We have adopted a tax-qualified employee savings and retirement plan, our 401(k) Plan, for eligible U.S. employees, including our Named Executive Officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) Plan in an amount determined by our Board of Directors. We made matching contributions to the 401(k) Plan for 2014 of approximately $70,000. Matching contributions are fully vested upon receipt. We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

Our company also has established an Employee Stock Purchase Plan (“ESPP”) that allows employees, including our Executive Officers, to contribute up to 15% of their cash earnings, subject to certain maximums, to be used to purchase shares of our common stock on each semi-annual purchase date. The purchase price is equal to 85% of the market value per share on either the first or last day of the semi-annual period, whichever is lower. Our ESPP is non-compensatory pursuant to the provisions of generally accepted accounting principles for share-based compensation expense. The ESPP contains an “evergreen

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provision” with annual increases in the number of shares available for issuance on the first day of each year through January 1, 2015 equal to the lesser of: (a) 250,000 shares increased on each anniversary of the adoption of the Plan by 1% of the total shares of stock then outstanding; and (b) 1,000,000 shares. As of December 31, 2014, an aggregate of 759,442 shares of common stock were authorized and available for future issuance under the ESPP. We had issued 240,558 shares under the ESPP through December 31, 2014.

Our ESPP is generally available to all employees who work 40 hours per week, including our executive officers so long as they own less than 5% of our outstanding common stock. Dr. Schwartz and Mr. Dunlap participated in the ESPP during 2014.

The ESPP is administered by the Compensation Committee, which has the authority to interpret the ESPP, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the ESPP. The Compensation Committee determines the length and duration of the periods, known as offering periods, during which payroll deductions will be accumulated to purchase shares of common stock. We currently have two six-month purchase periods ending on June 30 and December 31 of each year.

Stock Ownership Guidelines

Although stock option grants and participation in our ESPP encourage equity ownership, we currently do not require our directors or executive officers to own a particular number of shares of our common stock. We intend to consider on an ongoing basis whether to adopt stock ownership guidelines.

Perquisites

Our executive officers participate in the same group insurance and employee benefit plans as our other salaried employees, and we do not provide other special benefits or other perquisites to our executive officers.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of the company’s compensation policy.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification Subtopic 718, Stock Compensation (ASC 718). This accounting treatment has not significantly affected our executive compensation decisions.

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“Clawbacks”

Dr. Schwartz’s employment provides for a “clawback” of discretionary or incentive-based compensation paid to him in the case of certain company clawbacks required by law, government regulation or stock exchange listing requirements. Other than this provision of Dr. Schwartz’s employment agreement, we have not established any policy regarding recoupment, or “clawback,” of any performance-based compensation in the event our company’s historical performance is subsequently revised or restated in a way that would have produced a lower compensation amount.

The foregoing policies remained in place through 2014, and, except otherwise noted above, we expect to continue to follow them for the foreseeable future.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2014 served as one of our officers or as a former officer or employee. During 2014, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or our Compensation Committee, and none of our executive officers served as a member of the board of directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

William L. Ashton (Chairman)

Richard Chin, M.D.

Steven A. Kriegsman

Executive Compensation

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2014, 2013 and 2012 to Mark W. Schwartz, Ph.D., our current acting principal executive officer, Ryan M. Dunlap, our current acting principal financial officer and Margaret Kivinski, our current general counsel, as well as our former Chief executive officer and former chief medical officer.

Name and Principle Position	Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(2)		All Other Compensation ($)(15)		Total ($)
Mark W. Schwartz, Ph.D.(9) President and Chief Executive Officer	2014	419,105		288,000	306,180	(3)	1,477		1,041,762
	2013	365,000		125,000	1,093,640	(4)	693		1,583,640
	2012	350,000		105,000	95,920		693		551,613
Ryan M. Dunlap(10) Vice President, Chief Financial Officer	2014	258,118		41,250	—		1,116		300,484
	2013	195,028		41,000	448,016	(5)	366		684,410
	2012	80,994		60,000	91,980		144		233,118
Margaret A. Kivinski.(11) General Counsel	2014	130,463		15,000	407,600	(6)	52,443	(16)	553,653
	2013	—		—	—		—		—
	2012	—		—	—		—		—
Mark J. Ahn, Ph.D.(12) Former President and Chief Executive Officer	2014	427,174		—	—		695,451	(17)	1,123,610
	2013	487,030		250,000	2,361,640	(7)	693		3,099,363
	2012	447,930		217,000	191,840		693		1,007,463
Brian Hamilton, M.D., Ph.D.(13)	2014	386,000	(14)	—	—		1,132		387,132
Former Executive Vice President and Chief Medical Officer	2013	57,256		70,000	803,040	(8)	43		930,339
	2012	—		—	—		—		—

(1)	Of the aggregate of $567,000 bonuses shown for 2012, $457,000 represent year-end bonuses for 2012 that were paid in December 2012 and $110,000 represent signing bonuses in 2012. Of the aggregate of $486,000 of bonuses shown for 2013, $416,000 represent year-end bonuses that were accrued at December 31, 2013 and paid in January 2014 and $70,000 represents a signing bonus. The $344,250 bonuses showing for 2014 represent year-end bonuses for 2014 that were paid in 2015.
(2)	The amounts shown reflect the grant date fair value computed in accordance with FASB ASC 718 for the indicated year, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting. The assumptions we used in valuing options are described more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the footnotes to our financial statements incorporated in our annual report on Form 10-K for the year ended December 31, 2014.
(3)	Amount represents fair value of option granted in September 2014 in connection with a promotion to President and Chief Executive Officer.
(4)	Amount includes $290,600 in grant date fair value of options granted in January 2013 relating to fiscal year 2012 and $803,040 in grant date fair value of options granted in November 2013 relating to fiscal year 2013.
(5)	Amount includes $46,496 in grant date fair value of options granted in January 2013 relating to fiscal year 2012 and $401,520 in grant date fair value of options granted in November 2013 relating to fiscal year 2013.
(6)	Amount represents fair value of option granted in July 2014 in connection with new hire grant.
(7)	Amount includes $755,560 in grant date fair value of options granted in January 2013 relating to fiscal year 2012 and $1,606,080 in grant date fair value of options granted in November 2013 relating to fiscal year 2013.
(8)	Amount represents options granted in November 2013 relating to fiscal year 2013.
(9)	Dr. Schwartz became our President and Chief Executive Officer effective August 21, 2014. Prior to that, Dr. Schwartz had been our Executive Vice President and Chief Operating Officer since April 13, 2011.
(10)	Mr. Dunlap became our Director of Finance, Controller and Principal Accounting Officer effective July 16, 2012. Mr. Dunlap served as our acting principal financial officer during 2013, and effective February 1, 2014, was appointed as our Vice President and Chief Financial Officer.
(11)	Margaret Kivinski became our Vice President, General Counsel on July 28, 2014.
(12)	Dr. Ahn resigned from our company effective August 21, 2014.
(13)	Dr. Hamilton became our Executive Vice President and Chief Medical Officer effective November 7, 2013 and separated from our company on November 6, 2014.
(14)	Of the amount shown, $56,875 represents severance paid to Dr. Hamilton in connection with his separation from our company.
(15)	Represents life insurance premiums paid by our company.
(16)	Of the $52,443 shown, $51,853 is related to reimbursement for reasonable and customary moving expenses incurred in her relocation. The remainder consists of life insurance premiums paid by our company.
(17)	Includes $694,466 of legal fees paid or incurred by us on behalf of Dr. Ahn under the agreement described in the “Certain Relationships and Related Transactions” section of this Proxy Statement. We have been reimbursed or are entitled to reimbursement from our insurers for some of the fees and expenses shown, but the extent of reimbursement has not yet been determined. The fees and expenses shown have not been reduced by amounts reimbursed or to be reimbursed to us, and we expect that the amount of fees and expenses actually borne by us will be less, perhaps substantially less, than the amount shown.

Amended and Restated 2007 Incentive Plan

For information regarding our 2007 Incentive Plan, see the discussion of Proposal 2, above, in this Proxy Statement.

Grants of Plan-Based Awards in 2014

In 2014, we granted stock options to our Named Executive Officers under our 2007 Incentive Plan as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1)		Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Mark W. Schwartz, Ph.D. President and Chief Executive Officer	9/16/14	200,000	(3)	$2.23	$306,180

Margaret A. Kivinski General Counsel	7/28/14	200,000	(4)	$2.92	$407,600

(1)	Represents shares of our common stock underlying options which vest over time.
(2)	Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.
(3)	Option granted in September 2014 in connection with a promotion to President and Chief Executive Officer.
(4)	Option granted in July 2014 as a new hire grant.

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Outstanding Equity Awards

The following table shows vested and unvested option award grants outstanding on December 31, 2014 to each of the named executive officers in the summary compensation table:

	Option Awards
Name	Grant Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Mark W Schwartz, Ph.D.(1)	ISO	40,000	—	1.28	4/13/2021
President and Chief Executive Officer	ISO	91,470	—	1.00	9/7/2021
	NQ	158,530	—	1.00	9/7/2021
	ISO	137,500	62,500	0.72	1/12/2022
	ISO	59,876	106,267	1.71	1/29/2023
	NQ	49,499	34,358	1.71	1/29/2023

	ISO	0	18,886	3.88	11/26/2023
	NQ	75,000	206,114	3.88	11/26/2023
	ISO	0	1	2.23	9/16/2024
	NQ	16,660	183,339	2.23	9/16/2024

Ryan M. Dunlap(2)
Vice President, Chief Financial Officer
	ISO	42,187	32,813	1.85	7/19/2022
	ISO	17,500	22,500	1.71	1/29/2023
	ISO	12,425	51,756	3.88	11/26/2023
	NQ	25,075	60,744	3.88	11/26/2023

Margaret A. Kivinski(3)	ISO	12,500	136,984	2.92	7/28/2024
General Counsel	NQ	—	50,516	2.92	7/28/2024

Brian Hamilton, M.D., Ph.D.(4)	ISO	25,773	—	3.88	2/5/15
Former Executive Vice President and Chief Medical Officer	NQ	49,197	—	3.88	2/5/15

(1)	The stock option grant with an exercise price of $1.28 vests in 12 equal quarterly installments beginning on July 13, 2011. The stock option with an exercise price of $1.00 vested immediately on September 7, 2011. The stock option grant with an exercise price of $0.72 vests in 16 equal quarterly installments beginning on April 12, 2012. The stock option grant with an exercise price of $1.71 vests in 16 equal quarterly installments beginning on April 29, 2013. The stock option grant with an exercise price of $3.88 vests in 16 equal quarterly installments beginning on February 26, 2014. The stock option grant with an exercise price of $2.23 vests in 12 equal quarterly installments beginning on December 16, 2014. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Dr. Schwartz remaining in our continuous employ through the vesting date.
(2)	The stock option grant with an exercise price of $1.85 vests in 16 equal quarterly installments beginning on October 19, 2012. The stock option grant with an exercise price of $1.71 vests in 16 equal quarterly installments beginning on April 29, 2013. The stock option grant with an exercise price of $3.88 vests in 16 equal quarterly installments beginning on February 26, 2014. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Mr. Dunlap remaining in our continuous employ through the vesting date.
(3)	The stock option grant with an exercise price of $2.92 vests in 16 equal quarterly installments beginning on October 28, 2014. The grant has an expiration date of 10 years from the date of grant and is subject to Ms. Kivinski remaining in our continuous employ through the vesting date.
(4)	The stock option has an exercise price of $3.88 per share and vests in 12 quarterly installments of 25,000 shares each over three years, beginning on November 26, 2013. Upon his separation from our company in November 2014, all of Dr. Hamilton’s unvested stock options were cancelled in accordance with their terms. The vested stock options expired 90 days from Dr. Hamilton’s separation date.

Option Exercises in 2014

The following table presents information concerning each exercise of stock options in 2014 for Mark J. Ahn, Ph.D., our former President and Chief Executive Officer. No other named executive officer exercised stock options in 2014.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)
Mark J. Ahn, Ph.D.	72,463	$249,272.72
Former President and Chief Executive Officer	144,926	498,545.44
	50,000	172,000.00
	25,002	102,508.20
	48,865	133,890.10
	1,135	2,848.85
	27,537	94,727.28
	129,964	447,076.16
	174,998	717,491.80
	121,875	379,031.25
	2,537	2,080.34
	121,875	59,718.75

	921,177	$2,859,190.89

(1)	Reflects the difference between the market price of our common stock at the time of exercise on the exercise date and the exercise price of the option.

Pension Benefits and Deferred Compensation

Because of the size of our company, the number of executive officers in our company, and our company’s financial priorities, the Compensation Committee has not implemented any pension benefits, deferred compensation plans or other similar plans for our named executive officers other than our broad-cased employee 401(k) plan in which all of our employees, including our Named Executive Officers, are entitled to participate.

Employment Agreements and Termination Benefits

The employment agreement for each of our named executive officers contains provisions related to termination of employment and a change of control of our company. When establishing the termination and change of control provisions of the employment agreements, the Compensation Committee and our Board of Directors considered their own experience regarding the termination and change of control provisions, publicly available information regarding the practices of other life sciences companies, policy statements, and an analysis of current market trends.

We provide change in control protections such as in the case of our named executive officers only when they are deemed necessary to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executives to remain with the Company during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction.

Our 2007 Incentive Plan provides generally that, upon the occurrence of a “covered transaction” such as a merger or acquisition of our company, all unvested stock options and awards under the Plan held by plan participants, including the named executive officers, will become immediately vested and exercisable immediately prior to the effective date of the transaction. The Compensation Committee believes that such a “single trigger” change-of-control policy is consistent with the objective of aligning the interests of the named executive officers and of the company’s stockholders by allowing the executives to participate equally with stockholders in the event of a “covered transaction.”

The specific terms of the termination and change of control arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of the end of 2014, are described in detail in the section below entitled “Executive Compensation – Potential Payments Upon Termination/Change of Control.”

Mark W. Schwartz, Ph.D.

On April 13, 2011, we entered into an employment agreement with Dr. Schwartz for a one-year term. Dr. Schwartz was entitled to receive an initial annual base salary of $225,000. Dr. Schwartz’s base salary was subject to increase to $275,000 upon our completion of a financing transaction with net proceeds of at least $5 million and to $300,000 upon our completion of a financing transaction with net proceeds of at least $10 million during the term of the employment agreement. Our April 2011 underwritten public offering satisfied both of these financing criteria. Pursuant to the employment agreement, Dr. Schwartz was granted a 10-year stock option to purchase 40,000 shares of our common stock at an exercise price of $1.28 per share. The option vested and became exercisable in 12 equal quarterly installments beginning on July 13, 2011.

On September 23, 2011, we amended our employment agreement with Dr. Schwartz to extend the term of the employment agreement to September 23, 2013 and to increase his base annual salary from $300,000 to $350,000. On March 11, 2013, we further amended our employment agreement with Dr. Schwartz to extend indefinitely his employment agreement following the expiration of its term on an “at will” basis and to provide that the employment agreement may be terminated at any time after March 11, 2013 by us or Dr. Schwartz, with or without “cause” (as defined in the employment agreement).

On September 16, 2014, we entered into an employment agreement with Dr. Schwartz, pursuant to which Dr. Schwartz was engaged to serve as our President and Chief Executive Officer. The employment agreement supercedes Dr. Schwartzs’ prior employment agreement and is effective retroactive to August 21, 2014, the date of Dr. Schwartz’s appointment to these offices. Under the employment agreement, Dr. Schwartz is entitled to receive an annual base salary described below, and will be eligible to: (i) receive for each full calendar year a target performance bonus of 60% of his annual base salary, the determination of the amount of any such bonus to be made by our Board of Directors or the Compensation Committee of our Board of Directors; and (ii) participate in all employee benefit plans in effect for our employees from time to time. Pursuant to the employment agreement, Dr. Schwartz is entitled to receive an annual base salary of $480,000, provided, however, that the base salary was to be increased to $550,000 on February 1, 2015 and will be subject to increase thereafter at the discretion of our Board of Directors. In connection with his appointment as our President and Chief Executive Officer, Dr. Schwartz also was granted on September 16, 2014 a 10-year stock option to purchase 200,000 shares of our common stock at an exercise price of $2.23 per share. The option vests and becomes exercisable in 12 equal quarterly installments over three years beginning on the first quarterly anniversary of the effective date of Dr. Schwartz’s employment agreement, provided, in each case, that Dr. Schwartz remains in our continuous employ through such vesting date.

The employment agreement has no defined expiry, but may be terminated by us or Dr. Schwartz at any time. If we terminate Dr. Schwartz’s employment without “cause” (as defined in the employment agreement), or if Dr. Schwartz terminates his employment for “good reason” (as defined in the employment agreement), Dr. Schwartz will be entitled to: (i) any accrued and unused paid “time off” and reimbursement of business expenses accrued but unpaid as of the date of termination; (ii) salary at his then-current base salary over the relevant severance period described below; (iii) accelerated vesting of unvested, time-vesting stock options held by Dr. Schwartz as of the date of termination that would have become vested had he remained employed throughout the severance period; (iv) an amount equal to the monthly premium for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for he and his eligible dependents who were covered under our health plans as of the date of the termination throughout the severance period; and (v) any earned but unpaid bonus discretionary as of the date of termination. The severance period will be the six month period following the date of termination of Dr. Schwartz’s employment, except that, if the date of termination is on or after the date six months following September 16, 2014 the severance period will be the 12-month period following the date of termination.

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Ryan M. Dunlap

We entered into an employment letter agreement with Mr. Dunlap, effective July 16, 2012, pursuant to which Mr. Dunlap was engaged to serve as our Director of Finance, Controller and Principal Accounting Officer on an “at-will” basis.

Under the employment letter agreement, Mr. Dunlap was entitled to receive an annual base salary of $175,000 and a grant under our 2007 Incentive Plan of stock options to purchase 75,000 shares of our common stock at an exercise price of $1.85 per share. The stock options vest and become exercisable in 16 equal quarterly installments beginning on the first quarterly anniversary of the effective date of Mr. Dunlap’s employment, subject to Mr. Dunlap remaining in our continuous employ through each quarterly vesting date.

Additionally, Mr. Dunlap was eligible under the employment letter agreement to: (i) receive an annual bonus (as determined by the Compensation Committee of our Board of Directors) of up to 20% of his annual base salary; and (ii) participate in all employee benefit plans in effect for our employees from time to time. Mr. Dunlap also received a $25,000 sign-on bonus. On January 1, 2013, Mr. Dunlap’s base annual salary was increased to $185,000. On July 1, 2013, we amended our employment agreement with Mr. Dunlap to change his title to Senior Director, Finance, Chief Accounting Officer and Treasurer, and to increase his base annual salary from $185,000 to $205,000. In connection with Mr. Dunlap’s appointment, effective February 1, 2014, as our Vice President and Chief Financial Officer, on May 1, 2014, we entered into an employment agreement with Mr. Dunlap, pursuant to which Mr. Dunlap was engaged to serve as our Vice President and Chief Financial Officer. The employment agreement may be terminated at any time by us or Mr. Dunlap, with or without “cause” (as defined in the employment agreement). Under the employment agreement, Mr. Dunlap is entitled to receive an annual base salary of $275,000 and will be eligible to: (i) receive an annual bonus (as determined by the Compensation Committee of our Board of Directors) of up to 30% of his annual base salary; and (ii) participate in all employee benefit plans in effect for our employees from time to time.

Mr. Dunlap’s employment agreement further provides that in the event we terminate his employment without “cause,” he will be entitled to continue receiving his then current annualized base salary for a period of six months following the termination. If, in the event of a change of control of our company during the term of Mr. Dunlap’s employment, the compensation, benefits, title or duties of Mr. Dunlap under his employment agreement are reduced, or Mr. Dunlap must relocate more than 50 miles from his current residence, Mr. Dunlap will be considered terminated by us without “cause,” and entitled to the payments described above.

Margaret Kivinski

On July 28, 2014, we entered into an employment agreement with Ms. Kivinski, pursuant to which Ms. Kivinski was engaged to serve as our Vice President and General Counsel. The employment agreement may be terminated at any time by us or Ms. Kivinski, with or without “cause” (as defined in the employment agreement). Under the employment agreement, Ms. Kivinski is entitled to receive an annual base salary of $300,000 and will be eligible to: (i) receive an annual bonus (as determined by the Compensation Committee of our Board of Directors) of up to 30% of her annual base salary; and (ii) participate in all employee benefit plans in effect for our employees from time to time. Pursuant to the employment agreement, Ms. Kivinski was granted a 10-year stock option to purchase 200,000 shares of our common stock at an exercise price of $2.92 per share. The option vests and becomes exercisable in 16 equal quarterly installments over four years beginning on the first quarterly anniversary of the effective date of Ms. Kivinski’s employment agreement, provided, in each case, that Ms. Kivinski remains in our continuous employ through such vesting date.

Mr. Kivinski’s employment agreement further provides that in the event we terminate her employment without “cause” subsequent to six months after the effective date of her employment agreement, she will be entitled to continue receiving her then current annualized base salary for a period of six months following the termination. If, in the event of a change of control of our company during the term of Ms. Kivinski’s employment, the compensation, benefits, title or duties of Ms. Kivinski under her employment agreement are reduced, or Ms. Kivinski must relocate more than 50 miles from her Oregon residence, Ms. Kivinski will be considered terminated by us without “cause,” and entitled to the payments described above.

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Potential Payments Upon Termination/Change of Control

The table below reflects the amount of compensation to each of our Named Executive Officers in the event of termination of such executive’s employment without “cause” or his resignation for “good reason,” termination following a change in control and termination upon the executive’s death or permanent disability. The named executive officers are not entitled to any payments other than accrued compensation and benefits in the event of their voluntary resignation. The amounts shown in the table below assume that such termination was effective as of December 31, 2014, and thus includes amounts earned through such time, and are estimates only of the amounts that would be payable to the executives. The actual amounts to be paid will be determined upon the occurrence of the events indicated.

Termination without Cause or for Good Reason
Name	Benefit	Before Change in Control ($)	After Change in Control ($)	Death ($)	Disability ($)	Change in Control ($)

Mark W. Schwartz, Ph.D. President and Chief Executive Officer	Severance	$240,000	$240,000	$—	$—	$—
	Accelerated vesting of stock options(1)	$19,750	$49,375	$—	$—	$49,375
	Health insurance(2)	$13,458	$13,458	$—	$—	$13,458
Ryan M. Dunlap Vice President, Chief Financial Officer	Severance	$137,500	$137,500	$—	$—	$—
	Accelerated vesting of stock options(1)	$—	$—	$—	$—	$—

Margaret A. Kivinski General Counsel	Severance	$—	$—	$—	$—	$—
	Accelerated vesting of stock options(1)	$—	$—	$—	$—	$—
	Health insurance(2)	$—	$—	$—	$—	$—

Mark J. Ahn, Ph.D. Former President and Chief Executive Officer(3)		NA	NA	NA	NA	NA
		NA	NA	NA	NA	NA
		NA	NA	NA	NA	NA

Brian Hamilton, M.D., Ph.D. Former Executive Vice President and Chief Medical Officer(4)		NA	NA	NA	NA	NA
		NA	NA	NA	NA	NA

(1)	Represents the intrinsic value of in-the-money stock options outstanding at December 31, 2014 as determined by subtracting the exercise price of the stock options from the market price of our common stock on December 31, 2014, multiplied by the number of shares underlying the unvested in-the-money stock options.
(2)	Represents the cost as of December 31, 2014 of continuation of the executive’s health insurance.
(3)	Dr. Ahn resigned as our President and Chief Executive Officer effective August 20, 2014. In accordance with the terms of his employment agreement, as amended, no severance or other compensation is payable to Dr. Ahn. There was no additional or accelerated vesting of Dr. Ahn’s stock options.
(4)	Dr. Hamilton separated from our company on November 6, 2014. Pursuant to his employment agreement, Dr. Hamilton was entitled to receive his then current annualized base salary for a period of six months following the separation. As of December 31, 2014, the company paid Dr. hamilton $56,875 in connection with his separation.

Director Compensation

The Compensation Committee has responsibility for the recommendation of the compensation for the Board of Directors. As stated in our 2014 Proxy Statement, our Board of Directors intended to re-evaluate our non-employee compensation program, including stock option grants to non-employee directors, and might determine to modify the program for 2015. Accordingly, our Compensation Committee enlisted Radford to conduct a complete evaluation of our compensation programs as it relates to our non-employee directors. As such, Radford performed a similar analysis as it pertains to the compensation for our Board of Directors in terms of the cash retainer, cash meeting fees, and equity awards. The goal of the Compensation Committee is to have the compensation for the Board of Directors track the same pattern as the executive officers, with approximately the 50th percentile as a target for cash and equity compensation relative to our peers.

Cash Compensation

We pay our non-employee directors a fixed annual retainer and meetings fees that vary by Committee and position, and are outlined below. Our current average non-employee director total cash compensation is positioned between the market 50th and 75th percentiles. As a result, no retainer or meeting fee changes were made in 2014 or 2015.

Under our non-employee director compensation program, each non-employee director received the following cash compensation for service on our board of directors and committees of our Board of Directors during 2014:

•	an annual retainer fee of $30,000 for each director, payable in quarterly installments;

•	an annual retainer fee of $25,000 for the chairman of each committee of our Board of Directors other than the Audit Committee, payable in quarterly installments;

•	an annual retainer fee of $30,000 for the Chairman of the Audit Committee of our Board of Directors, payable in quarterly installments;

•	an annual retainer fee of $55,000 for the Chairman of our Board of Directors, payable in quarterly installments;

•	a fee of $2,000 per Board meeting attended by the director, in person or telephonically,

•	a fee of $2,000 per committee meeting attended by the chair of the committee, in person or telephonically, and

•	a fee of $1,500 per committee meeting attended by other directors who are members of the committee, in person or telephonically.

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Stock Options

Based on the recommendations from Radford, the Compensation Committee has implemented a number of modifications to align with industry best practices and working towards the target 50th percentile. As a result:

•	No stock grants were made to the Board of Directors in 2014. The last grant was in November 2013.

•	Our average annual equity compensation value exceeded the market 75th percentile in 2014; therefore:

•	Subject to stockholder approval of Proposals 2 and 3, on the June 19, 2015 Annual meeting date, 125,000 stock options will be awarded to each non-employee director. This is a 37.5% decrease from the previous annual award of 200,000, and is expected to move us to more in line with the 50th percentile.

•	All future grants will be made once a year during our annual meeting of the Board of Directors held in conjunction with our Annual Meeting of Stockholders.

Future considerations

As with our executive compensation, director compensation is an iterative process. The Compensation Committee plans to revisit the compensation of our Board of Directors on an annual basis and determine the appropriate course of action based on our business situation during that year.

Director Compensation

The following table sets forth a summary of the compensation paid to our non-employee directors in 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Richard Chin, M.D.	65,000	—			—	65,000
Stephen S. Galliker	100,000	—			—	100,000
Sanford J. Hillsberg	132,000	—			—	132,000
Steven A. Kriegsman	63,000	—			—	63,000
Rudolph Nisi, M.D.	95,000	—			—	95,000
William L. Ashton(1)	196,857	—			—	196,857
Irving M. Einhorn(2)	275,613	—	120,270	(3)	—	395,883

(1)	Of the fees shown, $127,857 related to Special Committee work. The Special Committee was established in February 2014 and disbanded in July 2014.
(2)	Of the fees shown, $234,613 related to Special Committee and Special Litigation Committee work. The Special Litigation Committee was established in August 2014 and disbanded in February 2015.
(3)	Represents grant date fair value of option granted in April 2014 in conjunction with appointment as director.

On April 18, 2014 Mr. Einhorn was granted, in conjunction with his appointment as a director, an option of 100,000 shares at an exercise price of $1.80 per share. The option vested and became exercisable in four equal quarterly installments of 25,000 shares beginning on the first quarterly anniversary of the grant date. The option has a ten-year term and is exercisable for two years following termination of service as a member of our Board of Directors, unless Mr. Einhorn is terminated for cause, in which case the option will terminate immediately.

Reimbursements

Our directors are reimbursed for their out-of-pocket expenses incurred in attending Board of Directors, committee and stockholder meetings, including those for travel, meals and lodging.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

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Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of FASB ASC 718. This accounting treatment has not significantly affected our compensation decisions.

Certain Relationships and Related Transactions

In accordance with our amended and restated certificate of incorporation, in June and July 2014, we agreed with Mark J. Ahn, Ph.D., our former director, President and Chief Executive Officer, and our incumbent non-employee directors, to advance reasonable legal fees and expenses incurred by them in connection with our internal investigation completed in July 2014 and the ongoing SEC investigation, stockholder derivative litigation and class-action litigation described in our Annual Report on Form 10-K for the year ended December 31, 2014, subject to certain limitations and to their undertaking to repay such fees and expenses if it is eventually determined that they are not entitled to indemnification in connection with the claims or proceedings. The agreements were approved on our behalf by the former Special Committee of our Board of Directors.

Information regarding the fees and expenses paid or incurred on behalf of Dr. Ahn is set forth in the Summary Compensation Table of this Proxy Statement. The following table sets forth the legal fees paid or incurred by us in 2014 on behalf of our non-employee directors. We have been reimbursed or are entitled to reimbursement from our insurers for some of the fees and expenses shown, but the extent of reimbursement has not yet been determined. The fees and expenses shown have not been reduced by amounts reimbursed or to be reimbursed to us, and we expect that the amount of fees and expenses actually borne by us will be less than the amounts shown.

Name
Sanford J. Hillsberg and Rudolph Nisi, M.D.(1)	$411,981
Richard Chin, M.D.	$120,296
Stephen S. Galliker	$20,583
Steven A. Kriegsman	$473,478

(1)	Mr. Hillsberg and Dr. Nisi are represented by the same counsel, and the amount shown includes the total fees and expenses incurred on behalf of both directors. These fees and expenses may not have been incurred equally on their behalf.

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Proposal 5

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm.

Moss Adams currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2014. Moss Adams has served as Galena’s auditors since May 2013. Moss Adams does not have and has not had any financial interest, direct or indirect, in our company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors.

Our Audit Committee and our Board of Directors believe that the continued retention of Moss Adams to serve as our independent registered public accounting firm is in the best interests of the company and its stockholders. As a matter of good corporate governance, we are asking stockholders to ratify such appointment. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of Moss Adams. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our company and its stockholders.

Audit and non-audit services to be provided by Moss Adams are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers. Our Audit Committee pre-approved all services provided to us by Moss Adams for 2014.

Our Audit Committee is directly responsible for appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee is also responsible for approving the audit fee of our independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Audit Fees

The fees for 2014 and 2013 billed to us by Moss Adams for professional services rendered for the audit and has provided quarterly reviews of our financial statements filed by us with the SEC were $193,500 and $128,893, respectively. Moss Adams provided audit and other services for us since May 2013.

Audit-Related Fees

Audit-related fees for 2014 and 2013 billed to us by Moss Adams for professional services rendered in connection with certain registration statements and various financings were $29,126 and $35,750, respectively.

Tax Fees

The fees for 2014 and 2013 billed to us by Moss Adams for tax compliance, tax advice, and tax planning were $17,607 and $18,310, respectively.

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All Other Fees

Except as described above, no services were rendered by Moss Adams for 2014 or 2013.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Vote Required

The affirmative vote of a majority of the outstanding shares present, in person, or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

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Stockholder Proposals

Any proposal that a stockholder intends to present in accordance with Rule 14a-8 of Exchange Act of 1934 at our next Annual Meeting of Stockholders to be held in 2016 must be received by us on or before January 1, 2016. Only proper proposals under Rule 14a-8 which are timely received will be included in the proxy statement in 2016.

Other Matters

Expenses of Solicitation

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

We have also engaged Georgeson Inc. to assist in the solicitation of proxies. We will pay Georgeson Inc. a fee of $7,500 plus certain out-of-pocket expenses and flat fees of $6.00 per completed proxy solicitation call and $4.00 per telephone vote.

Delivery of Proxy Materials to Households

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and/or proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at Galena Biopharma, Inc., 4640 SW Macadam Ave., Suite 270, Portland, Oregon 97239, Attention: Corporate Secretary, or by telephone at (855) 855-4253, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to us at the address and telephone number stated above. Additionally, all of our materials, including our annual report and proxy are available on our website at www.galenabiopharma.com.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

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Questions and Answers

What is a proxy?

A proxy is a legal designation of another person to vote the stock you own. That other person is called a proxy. The written document by which you designate someone as your proxy is also called a proxy, or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Mark W. Schwartz, Ph.D., our President and Chief Executive Officer, and Ryan M. Dunlap, our Vice President, Chief Financial Officer and Corporate Secretary, as your proxies for the Annual Meeting and you are authorizing each of Dr. Schwartz and Mr. Dunlap to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to return the accompanying proxy card, or vote in one of the other ways described below under “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What is a proxy statement?

A proxy statement is a document that we are required by Securities and Exchange Commission, or “ SEC,” regulations to give you when we ask you to designate Dr. Schwartz and Mr. Dunlap as your proxies to vote on your behalf.

What is in this proxy statement?

This proxy statement describes the proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision on how to vote your stock.

At the Annual Meeting, stockholders will act upon the following proposals referred to in the attached notice of annual meeting and described in detail in this proxy statement:

1.	To elect three directors to serve until the 2018 annual meeting of stockholders;

2.	To approve an amendment to our amended and restated certificate of incorporation to increase our authorized common stock by 75,000,000 shares;

3.	To approve an amendment to our 2007 Incentive Plan to increase the available Plan shares by 10,000,000 shares;

4.	To approve, by non-binding vote, the compensation of our named executive officers as disclosed in this proxy statement;

5.	To ratify the selection of Moss Adams LLP as our independent registered public accounting firm for 2015; and

6.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

In addition, management will report on our current business operations and respond to appropriate questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 29, 2015, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to these shares. As the stockholder of record , you have the right to these shares to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

•	Beneficial Owner If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner of these shares, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in street name, please contact your broker or nominee so that you can receive a proxy to present at the Annual Meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at our transfer agent or with your broker, bank or other nominee. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What constitutes a quorum?

Our bylaws provide that the presence, in person or by proxy, at the Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business. On the record date, there were 118,025,812 shares of our common stock issued and outstanding, exclusive of treasury shares.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes, also will be counted as shares present for purposes of establishing a quorum.

What are Abstentions?

An “ABSTENTION” occurs when a stockholder sends in a proxy marked “ABSTAIN” regarding a particular proposal. For purposes of establishing a quorum, shares that the holders abstain from voting in person and shares covered by proxies received but marked “ABSTAIN” as to any or all proposals count as present at the Annual Meeting.

Abstentions will have no effect on the outcome of the vote regarding Proposal 1. As to Proposals 2 through 5, however, regarding the approval of the amendments to our certificate of incorporation and our 2007 Incentive Plan, the approval, by non-binding vote, of the compensation of our named executive officers and the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2015, respectively, an abstention will have the same effect as a vote “AGAINST” the proposal.

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What are the voting rights of the holders of Galena common stock?

Each share of our common stock entitles the holder to one vote on all matters to come before the Annual Meeting. The following voting rights are associated with respect to the proposals:

•	As to Proposal 1 regarding the election of directors, you may vote “FOR” or “WITHHOLD” with respect to all or any of the nominees.

•	As to Proposal 2 regarding approval of the amendment to our certificate of incorporation to increase our authorized shares of capital stock from 200,000,000 to 275,000,000, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

•	As to Proposal 3 regarding approval of the amendment of our 2007 Incentive Plan to increase the number of shares of common stock available under the 2007 Plan by 10,000,000 shares, you may you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

•	As to Proposal 4 regarding the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

•	As to Proposal 5 regarding the ratification of the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

How will my shares be voted if I am a stockholder of record?

If you are a stockholder of record and do not vote via the internet or telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters where your broker has discretionary voting authority over your shares. Brokers will have such discretionary authority to vote only on Proposal 5 regarding the ratification of the selection of our independent registered public accounting firm for 2015, but not on any of the other proposals.

We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this proxy statement.

What happens if a director nominee is unable to stand for election?

Our Board of Directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Dr. Schwartz and Mr. Dunlap can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

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What vote is required for the proposals?

The following votes are required with respect to the proposals:

•	As to Proposal 1 regarding the election of directors, the three nominees receiving the greatest number of affirmative votes cast, known as a “plurality vote,” will be elected.

•	As to Proposal 2 regarding approval of the amendment to our certificate of incorporation to increase our authorized shares of capital stock from 200,000,000 to 275,000,000, the affirmative vote of a majority of the outstanding shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

•	As to Proposal 3 regarding approval of the amendment of our 2007 Incentive Plan to increase the number of shares of common stock available under the 2007 Incentive Plan by 10,000,000 shares, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

•	As to Proposal 4 regarding the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

•	As to Proposal 5 regarding the ratification of the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

What are the board’s recommendations?

The recommendations of our board of directors are set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote:

•	“FOR” election of the directors named in this proxy statement as described in Proposal 1;

•	“FOR” approval of the amendment to our certificate of incorporation to increase our authorized shares of stock from 200,000,000 to 275,000,000 as described in Proposal 2;

•	“FOR” approval of the amendment of our 2007 Incentive Plan to increase the number of shares of common stock available under the 2007 Plan by 10,000,000 shares, as described in Proposal 3;

•	“FOR” approval of the compensation of our named executive officers as disclosed in this proxy statement as described in Proposal 4; and

•	“FOR” ratification of the appointment of Moss Adams LLC as our independent registered public accounting firm for fiscal year ending December 31, 2015 as described in Proposal 5.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of April 29, 2015 and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of April 29, 2015, or a proxy if you wish to vote your shares in person at the Annual Meeting. In addition to the items mentioned above, you should bring proof of your identity.

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How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. Shares held in street name beneficially owned may be voted by you if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet Availability of the proxy materials, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

•	By Internet If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

•	By Telephone You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

•	By Mail You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage pre paid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

Can I change my vote or revoke my proxy?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly as the stockholder of record, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to our Corporate Secretary or by attending the Annual Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee. All written notices should be addressed as follows: Galena Biopharma, Inc., 4640 SW Macadam Ave., Suite 270, Portland, Oregon 97239, Attention: Corporate Secretary.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

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If I am a stockholder of record, how do I consent to receive my Annual Meeting materials electronically?

Stockholders of record that choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Login” and then respond as to whether you would like to receive proxy material via electronic delivery. If you would like to receive future proxy materials electronically, which we urge you to do, click the applicable button, enter and verify your current email address and then click “Continue.” Stockholders of record with multiple Galena accounts will need to consent to electronic delivery for each account separately.

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Annex A

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Galena Biopharma, Inc.

Galena Biopharma, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

1.	The following resolution has been unanimously adopted by the Corporation’s Board of Directors and has been approved by the holders of a majority of the Corporation’s outstanding common stock in accordance with the Delaware General Corporation Law for the purpose of amending the Corporation’s Amended and Restated Certificate of Incorporation: RESOLVED, that ARTICLE III, Section A of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

“A. Classes of Stock. This Corporation is authorized to issue 280,000,000 shares, of which 275,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).”

2.	The above amendment was duly adopted by the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Galena Biopharma, Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer this      day of              2015.

Galena Biopharma, Inc.

By:

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Annex B

Amendment to Galena Biopharma, Inc.

Amended and Restated 2007 Incentive Plan

The reference in Section 4(a) to the 2007 Incentive Plan of Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) (the “Plan”) to the maximum number of shares of “Stock” (as defined) that may be delivered in satisfaction of “Awards” (as defined) under the Plan shall be 26,500,000 shares. All related Plan information also shall be amended accordingly.

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C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions MR A SAMPLE You can vote by Internet or telephone! DESIGNATION (IF ANY) ADD 1 Available 24 hours a day, 7 days a week! ADD 2 Instead of mailing your proxy, you may choose one of the two voting ADD 3 methods outlined below to vote your proxy. ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 1:00 a.m., EST on June 19, 2015. Vote by Internet • Go to www.envisionreports.com/GALE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in • Follow the instructions provided by the recorded message X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — Our Board of Directors recommends that you vote FOR the following proposals: 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Mark W. Schwartz, Ph.D. 02 - Irving M. Einhorn 03 - Stephen S. Galliker For Against Abstain For Against Abstain 2. Proposal to approve the amendment to our Amended 3. Proposal to approve the amendment to our 2007 and Restated Certificate of Incorporation. Incentive Plan. 4. Proposal to approve, by non-binding vote, the 5. Proposal to ratify the selection of our independent compensation of our named executive officers registered public accounting firm. as disclosed in the proxy statement. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UP X 235081 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 022RZA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Galena Biopharma, Inc. PROXY FOR 2015 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GALENA BIOPHARMA, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE. The undersigned stockholder of Galena Biopharma, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2015. The undersigned stockholder hereby also designates Mark W. Schwartz, Ph.D. and Ryan M. Dunlap, or any of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of Galena Biopharma, Inc. to be held on Friday, June 19, 2015, at 9:00 a.m., local time, at The Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030 and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — Our Board of Directors recommends that you vote FOR the following proposals: 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Mark W. Schwartz, Ph.D. 02 - Irving M. Einhorn 03 - Stephen S. Galliker For Against Abstain For Against Abstain 2. Proposal to approve the amendment to our Amended 3. Proposal to approve the amendment to our 2007 and Restated Certificate of Incorporation. Incentive Plan. 4. Proposal to approve, by non-binding vote, the 5. Proposal to ratify the selection of our independent compensation of our named executive officers registered public accounting firm. as disclosed in the proxy statement. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UP X 2350812 + 022S0A

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Galena Biopharma, Inc. PROXY FOR 2015 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GALENA BIOPHARMA, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE. The undersigned stockholder of Galena Biopharma, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2015. The undersigned stockholder hereby also designates Mark W. Schwartz, Ph.D. and Ryan M. Dunlap, or either of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of Galena Biopharma, Inc. to be held on Friday, June 19, 2015, at 9:00 a.m., local time, at The Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030 and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5. CONTINUED AND TO BE SIGNED ON REVERSE SIDE